                                                                   EXHIBIT 10.29

                            FIRST AMENDMENT TO LEASE

         THIS FIRST AMENDMENT TO LEASE (this "Amendment") is entered into as of the 28 day of January, 2003 by and between AmberPoint at Coppell, L.L.C., a Delaware limited liability company ("Landlord") and Somera Communications, Inc., a Delaware corporation ("Tenant").

         WHEREAS, Landlord and Tenant have executed that certain Lease Agreement (the "Lease") dated as of November 5, 2002 covering 210,563 square feet in the building located at 301 S. Northpoint Drive (the "Building") in the project known as AmberPoint Business Park at Coppell, Building 1, as more particularly described therein;

         WHEREAS, pursuant to Section 3 of Exhibit H to the Lease, Tenant has exercised its right to lease 48,719 square feet of Refusal Space shown on Exhibit A attached hereto (the "Expansion Space") for the period commencing on April 1, 2003 and ending on the Termination Date; and

         WHEREAS, Landlord and Tenant desire to amend the Lease to reflect their agreements as to the terms and conditions governing Tenant's lease of the Expansion Space.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants between the parties herein contained, Landlord and Tenant hereby agree as follows:

1. Amendment of Premises. The definition of "Premises" in Paragraph 1 of the Lease is hereby amended to the following: "that portion of the building located at 301 S. Northpoint Drive, Coppell, Texas, AmberPoint Building 1 (the "Building"), known as Suite 100, containing approximately 259,282 square feet, and shown on Exhibit A attached hereto (the "Premises"), which square footage includes a pro rata share of the Building's electrical and sprinkler room".

2. Term. Notwithstanding anything to the contrary set forth in the second paragraph of Paragraph 1 of the Lease, subject to Section 7 of the Work Letter attached hereto as Exhibit B, the Term with respect to the Expansion Space shall commence on April 1, 2003.

3. Amendment of Base Rent. The schedule of Base Rent set forth in Paragraph 2.a of the Lease is hereby amended in its entirety to read as follows:

         Commencement Date - 3/31/03    $0.00 per square foot per year ($00.00
                                        per month)
         4/1/03 - 12/31/03              $2.53 per square foot per year for
                                        210,563 square feet and $0.00 per square
                                        foot per year for 48,719 square feet
                                        ($44,393.70 per month)
         1/1/04 - 3/31/08               $3.90 per square foot per year for
                                        210,563 square feet and $3.36 per square foot per year for 48,719 square feet
                                        ($82,074.30 per month)

         4/1/08 - 3/31/10               $4.25 per square foot per year for
                                        210,563 square feet and $3.36 per square foot per year for 48,719 square feet
                                        ($88,215.72 per month)

4.       Operating Expenses.

         (a) Paragraph 4(a) of the Lease is hereby amended to provide that Tenant's Proportionate Share as of the Commencement Date is 84.18%.

         (b) Notwithstanding anything to the contrary set forth in Paragraph 4 of the Lease, Tenant's obligation to pay Tenant's Proportionate Share of Operating Expenses in connection with the Expansion Space during the period of April 1, 2003 through December 31, 2003 shall be deferred until calendar year 2004 (such deferred obligation, the "Deferred Operating Expenses"). Tenant shall pay the Deferred Operating Expenses in twelve (12) equal monthly payments commending on January 1, 2004 and continuing through December 1, 2004 on the same date as, but in addition to, Tenant's Operating Expense Payments payable with respect to the Premises during calendar year 2004.

5. Amendment of Exhibit A. Exhibit A attached hereto is hereby incorporated into and made a part of Exhibit A to the Lease.

6. Delivery of Expansion Space. Subject to Landlord's obligations with respect to the Expansion Space in Section 7 below and any latent defects reported to Landlord within 180 days after the Commencement Date with respect to the Expansion Space, Tenant hereby accepts the Expansion Space (including the suitability of the Expansion Space for the uses permitted under the Lease) in "AS IS" condition and without relying upon any representation or warranty (express or implied) of Landlord or any representative of Landlord, except as expressly set forth in the Lease. Landlord has made no representation or warranty as to the suitability of the Expansion Space for the conduct of Tenant's business and Tenant hereby waives any other implied warranty that the Expansion Space is suitable for Tenant's intended purposes; provided that the foregoing shall not relieve Landlord from any obligations set forth in this Lease.

7. Construction of Tenant Improvements in the Expansion Space. Landlord shall construct improvements in the Expansion Space pursuant to the terms of Exhibit B attached hereto.

8. Ratification of Lease. Except as amended hereby, the Lease shall remain in full force and effect in accordance with its terms. The Lease, as modified and amended hereby, is ratified and confirmed in all respects. In the event of a conflict between the Lease and this Amendment, this Amendment shall control.

9. Governing Law. This Amendment shall be governed by the laws of the State of Texas.

10. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

11. Illegality. If any provision of this Amendment is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable; this Amendment shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom.

12. Authority. Tenant and each person signing this Amendment on behalf of Tenant represents to Landlord as follows: (i) Tenant is a duly incorporated and validly existing under the laws of the State of Delaware, (ii) Tenant has and is qualified to do business in Texas, (iii) Tenant has the full right and authority to enter into this Amendment, and (iv) each person signing on behalf of Tenant was and continues to be authorized to do so. Landlord and each person signing this Amendment on behalf of Landlord represents to Tenant as follows: (i) Landlord is duly incorporated and validly existing under the laws of the State of Delaware, (ii) Landlord has the full right and authority to enter into this Amendment, and (iii) each person signing on behalf of Landlord was and continues to be authorized to do so.

13. Defined Terms. Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Lease.

14. Entire Agreement. This Amendment, together with the Lease, contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Amendment or the Lease, and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose.

15. Brokers. Tenant and Landlord warrant that they each have had no dealings with any real estate broker or agent in connection with the negotiation of this Amendment, excepting only Cushman and Wakefield of Texas, Inc., representing Tenant, and Transwestern Commercial Services, Inc., representing Landlord (collectively, the "Broker") and that they know of no other real estate brokers or agents who are or might be entitled to a commission in connection with this Lease. Tenant agrees to indemnify and hold harmless Landlord from and against any liability or claim, whether meritorious or not, arising in respect to brokers and/or agents other than Broker claiming by, through or under Tenant or Cushman and Wakefield of Texas, Inc., including without limitation, Republic Property, Inc. ("Republic"). Landlord agrees to indemnify and hold harmless Tenant from and against any liability or claim, whether meritorious or not, arising in respect to brokers and/or agents other than Broker claiming by, through or under Landlord or Transwestern Commercial Services, Inc. Landlord agrees to pay the commission due to Cushman and Wakefield of Texas, Inc. in connection with this Lease pursuant to the terms of a separate written agreement with such broker. Notwithstanding anything to the contrary set forth herein, Landlord has received a letter dated October 23, 2002 from Republic's attorney, regarding an alleged agreement between Tenant and Republic, whereby Republic claims that it is entitled to receive commissions in connection with the Lease. Landlord and Tenant acknowledge and agree that Landlord shall not be responsible for any payment to Republic and any and all costs and expenses in connection with any claims by Republic for commissions or otherwise in connection with this Amendment shall be borne by Tenant.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

LANDLORD:                                       TENANT:

AmberPoint at Coppell, L.L.C., a Delaware       Somera Communications, Inc., a
limited liability company                       Delaware corporation

By:      Transwestern Property Company
         Southwest, L.P., d/b/a Transwestern
         Commercial Services, as authorized     By: /s/  Bill D'Agostino,Jr.
         Property Manager for AmberPoint at        -----------------------------
         Coppell, L.L.C.                        Name: Bill D'Agostino, Jr.
                                                Title: Senior Vice President,
                                                       Operations
                                                Date: 1/27/03

         By: /s/  Henry J. Knapek
            --------------------------------
         Name: Henry J. Knapek
         Title: Senior Vice President
         Date: 1/28/03

         By: /s/  John M. Fulton
            --------------------------------
         Name: John M. Fulton
         Title: Senior Vice President
         Date: 1/28/03

                                    EXHIBIT A

                          FLOOR PLAN OF EXPANSION SPACE

[GRAPHIC APPEARS HERE]

                                    EXHIBIT B

                                   WORK LETTER

This Work Letter supplements and is hereby incorporated in that certain First Amendment to Lease (the "Amendment") dated and executed concurrently herewith by and between AmberPoint at Coppell, L.L.C., a Delaware limited liability company ("Landlord") and Somera Communications, Inc., a Delaware corporation ("Tenant").

1.   APPLICATION OF EXHIBIT

     Capitalized terms used and not otherwise defined herein shall have the same definitions as set forth in the Amendment. The provisions of this Work Letter shall apply to the planning and completion of leasehold improvements requested by Tenant (the "Expansion Improvements") for the fitting out of the Expansion Space, as more fully set forth herein. The Expansion Space consists of 48,179 square feet of warehouse space. All references in the Lease (other than Paragraph 1 and Exhibit D to the Lease) to Tenant Improvements shall be deemed to include the Expansion Improvements.

2.   LANDLORD AND TENANT PRE-CONSTRUCTION OBLIGATIONS

     (a) Tenant's architect, Good, Fulton & Farrell ("Tenant's Architect") shall prepare space plans for the Expansion Improvements (the "Preliminary Plans") which shall include Tenant specific preliminary power, phone and data locations. The costs associated with preparation of the Preliminary Plans shall be borne by Tenant; provided that Tenant shall be entitled to be reimbursed for such costs with the Expansion Allowance (hereinafter defined). The mechanical, electrical and plumbing ("MEP") drawings for the Expansion Space shall be provided as required by the City of Coppell by the Contractor's (hereinafter defined) MEP subcontractor.

     (b) Tenant's Architect shall prepare working drawings for the Expansion Improvements ("Working Drawings") that include, either in narrative or other form, information to provide the Contractor with adequate detail, all Tenant specific MEP requirements for the Expansion Space (other than HVAC requirements, if any), such as the scope and/or specific location of electrical and plumbing improvements (i.e., location of outlets, number of 220v outlets); however, the Working Drawings shall not include complete engineering drawings. Notwithstanding the Preliminary Plans, in all cases the Working Drawings (i) shall be subject to Landlord's final approval, which approval shall not be unreasonably withheld, (ii) shall not be in conflict with building codes for the City or County or with insurance requirements for a comparable industrial building, and (iii) shall be in a form satisfactory to appropriate governmental authorities responsible for issuing permits and licenses required for construction. The costs associated with preparation of the Working Drawings shall be borne by Tenant; provided that Tenant shall be entitled to be reimbursed for such costs with the Expansion Allowance.

         Landlord and Tenant acknowledge and agree that the HVAC system, if any, for the Expansion Space will be designed in the field by the HVAC subcontractor.

     (c) Within seven (7) business days after the initial proposed Working Drawings are delivered to Landlord, Landlord shall approve or disapprove same in writing and if disapproved, Landlord shall provide Tenant's Architect specific reasons for disapproval; provided that Landlord shall respond within three (3) business days after receipt of any revised Working Drawings. The foregoing process shall continue until the Working Drawings are approved by Landlord; provided that if Landlord fails to respond in the initial seven (7) business day period or any subsequent three (3) business day period, Landlord shall be deemed to have approved the last submitted Working Drawings. For purposes of approval of Working Drawings, the proposed Working Drawings will be considered delivered to Landlord upon delivery to Jim Gaspard, Transwestern Commercial Services, 5001 Spring Valley Road, Suite 600W, Dallas, Texas 75244 and to John Fulton, Transwestern Commercial Services, 5001 Spring Valley Road, Suite 600W, Dallas, Texas 75244. For communications to Tenant or Tenant's Architect under this Work Letter, such communications shall be sent to Duncan Fulton, Good, Fulton & Farrell, 2808 Fairmont, Suite 300, Dallas, Texas 75201 and to Somera Communications, Inc., 5383 Hollister Avenue, Santa Barbara, California, 93111, Attention: Dennis Wilson, Director, Program and Systems Support Operations and Professional Services.

3.   BUILDING PERMIT

     After the final approval of the Working Drawings by Landlord and Tenant has occurred ("Final Approval") and the Contractor has been selected, the Contractor shall submit the Working Drawings to the appropriate governmental body or bodies for final plan checking and a building permit, if required. Tenant shall, at Tenant's sole cost and expense (subject to reimbursement with the Expansion Allowance) cause to be made any change in the Working Drawings necessary to obtain the building permit; provided, however, after the Final Approval, no changes shall be made to the Working Drawings, without the prior written approval of both Landlord and Tenant.

4.   CONSTRUCTION OF TENANT IMPROVEMENTS

     Upon Final Approval of the Working Drawings, Landlord agrees promptly to bid the construction of the Expansion Improvements to the following four
     (4) mutually approved general contractors: (i) Scott & Reid, (ii) Resource Commercial, (iii) ICI Construction, Inc., and (iv) Turner Construction, and to immediately provide a copy of such bids to Tenant for Tenant's consideration. The costs associated with the construction of the Expansion Improvements shall be paid as set forth in Section 5 of this Work Letter. Landlord shall see that the construction complies with all applicable building, fire, plumbing, electrical, health, and sanitary codes, regulations, laws, ordinances, rules and regulations of any applicable governmental authority, the satisfaction of which shall be evidenced by a certificate of occupancy for the Expansion Space if the same is required to be issued; provided that in the event the Working Drawings do not comply with such codes and regulations, all costs resulting from such non-compliance shall be paid by Tenant. Further, Landlord shall see that the construction complies with any and all restrictive covenants and/or deed restrictions applicable to the Expansion Space.

     Landlord shall recommend the selection of the Contractor to Tenant ten (10) business days after Final Approval of the Working Drawings; and upon Tenant's approval of the selection, Landlord shall promptly enter into a construction contract ("Construction Contract"), subject to Tenant's reasonable approval (which shall be not unreasonably withheld or delayed) with the general contractor approved by Tenant (which approval shall not be unreasonably withheld) (the "Contractor"). Landlord shall cause the construction of the Expansion Improvements to be carried out in substantial conformance with the Working Drawings in a good and workman like manner using first-class materials. The Construction Contract shall, at a minimum, call for (i) the construction of the Expansion Improvements for a stipulated sum contract, based on the Working Drawings; (ii) contractor warranties as described in AIA form A201 1997 Edition; (iii) Tenant's right to review and approve all Contractor pay applications (which approval shall not be unreasonably withheld or delayed by Tenant); and (iv) the Contractor to furnish evidence of the insurance set forth in Schedule 1 attached to Exhibit D of the Lease and any other insurance required by Landlord, and naming Landlord and Tenant as an additional insured on all liability insurance policies. Such Construction Contract price shall be subject to adjustment based on any changes to the Working Drawings required by Tenant in accordance with this Work Letter. The Construction Contract may not be amended nor the Construction Contract price increased by change order or otherwise, without Tenant's prior written approval, which approval shall not be unreasonably withheld or delayed.

5.   TENANT IMPROVEMENT COSTS

     Landlord shall provide Tenant with an allowance of $3.00 per square foot of the Expansion Space (i.e., $146,157.00) (the "Expansion Allowance") to reimburse Tenant for the cost of the Expansion Improvements, including preparation of the Preliminary Plans and Working Drawings for such improvements. Except as otherwise set forth in this Work Letter, Landlord shall not be obligated for any costs and expenses in connection with any construction work in or plans for the Expansion Space in excess of the Expansion Allowance. Notwithstanding anything to the contrary set forth herein or in the Lease, Landlord shall not provide the Expansion Allowance until January 1, 2004 (such date being the date that Tenant commences payment of Base Rent with respect to the Expansion Space).

     No construction management fee shall be charged by Landlord or Transwestern Commercial Services for the work contemplated by this Work Letter. Any unused portion of the Expansion Allowance shall be available to Tenant for reimbursement of the cost of additional improvements constructed by Tenant in the Premises (including the Expansion Space) (but not for trade fixtures, furniture, equipment or other items which do not constitute leasehold improvement); provided that Tenant must request reimbursement of such improvement costs (and present supporting documentation of such costs, lien waivers and other appropriate documentation with respect to such improvements to Landlord) on or before March 31, 2004. In the event Tenant does not use the entire Expansion Allowance on or before March 31, 2004, the unused portion of the Expansion Allowance shall be the sole property of Landlord.

     Tenant shall be responsible for all costs in connection with the Expansion Improvements which exceed the Expansion Allowance. However, Tenant shall pay all of the costs in connection with the Expansion Improvements within thirty (30) days after Tenant's approval of the selection of the Contractor to construct the Expansion Improvements. Such costs shall be reimbursed to Tenant up to the amount of the Expansion Allowance on or about January 1, 2004. Additionally, any other approved costs incurred in connection with the Expansion Improvements shall be promptly paid to Landlord by Tenant within thirty (30) days after Tenant's receipt of the final construction accounting.

6.   CHANGE ORDERS

     Tenant may from time to time request and obtain change orders during the course of construction provided that: (i) each such request shall be reasonable, shall be in writing and signed by or on behalf of Tenant, and shall not result in any structural change in the Building, as reasonably determined by Landlord, (ii) all additional charges and costs, including without limitation architectural and engineering costs, construction and material costs, and processing costs of any governmental entity shall be the sole and exclusive obligation of Tenant, and (iii) any resulting delay in the completion of the Expansion Improvements shall in no event extend the Commencement Date with respect to the Expansion Improvements. Upon Tenant's request for a change order, Landlord shall as soon as reasonably possible submit to Tenant a written estimate of the increased or decreased cost and anticipated delay, if any attributable to such requested change. Within three (3) days of the date such estimated cost adjustment and delay are delivered to Tenant, Tenant shall advise Landlord whether it wishes to proceed with the change order, and if Tenant elects to proceed with the change order, Tenant shall remit, concurrently with Tenant's notice to proceed, the amount of the increased cost, if any, attributable to such change order. Unless Tenant includes in its initial change order request that the work in process at the time such request is made be halted pending approval and execution of a change order, Landlord shall not be obligated to stop construction of the Expansion Improvements, whether or not the change order relates to the work then in process or about to be started.

7.   COMMENCEMENT DATE FOR EXPANSION SPACE

     Notwithstanding anything to the contrary in the Amendment or this Work Letter, the Term of the Lease with respect to the Expansion Space shall commence on the later of (i) April 1, 2003 or (ii) the Commencement Date of the Lease; provided that no delay in the commencement of the Term with respect to the Expansion Space shall affect the schedule of Base Rent set forth in this Amendment and Tenant's obligations to pay Base Rent and Tenant's Proportionate Share of Operating Expenses for the Expansion Space (as deferred) shall commence on April 1, 2003.

8.   TRADE FIXTURES AND EQUIPMENT

     Tenant acknowledges and agrees that Tenant is solely responsible for obtaining, delivering and installing in the Expansion Space all necessary and desired furniture, trade fixtures, equipment and other similar items, and that Landlord shall have no responsibility whatsoever with regard thereto. Tenant further acknowledges and agrees that neither the Commencement Date of the Lease with respect to the Expansion Space nor the payment of rent shall be delayed for any period of time whatsoever due to any delay in the furnishing of the Expansion Space.

9.   CLOSE-OUT DOCUMENTATION

     Notwithstanding anything to the contrary contained in this Exhibit, in addition to any other requirements set forth herein, Landlord shall deliver to Tenant all of the following as soon as possible following Substantial Completion (as defined in Exhibit D of the Lease; provided that references in Exhibit D to Premises shall mean the Expansion Space for purposes hereof) of the Expansion Improvements, but not later than forty-five (45) days thereafter:

     (a) The originals or copies of operation and maintenance manuals received from the Contractor for all building systems, if any, serving the Expansion Space.

     (b) The originals or copies of all guarantees and warranties obtained by Landlord in connection with the construction of the Expansion Improvements.

     Landlord shall cause the Contractor provide to Tenant within forty-five
(45) days after Substantial Completion of the Expansion Improvements, a list of the name, address and telephone number of all contractors and subcontractors that have supplied labor or furnished a major component of materials or equipment to the Expansion Space on behalf of Landlord.

10.  WARRANTIES

     Landlord shall assign to Tenant on a non-exclusive basis all guarantees and warranties received by Landlord in connection with the Expansion Improvements. Landlord shall obtain a customary warranty from the Contractor covering the Expansion Improvements.

11.  COMPLETION VERIFICATION AND PUNCH LIST.

     (a) At such time as Landlord determines that the Expansion Improvements are Substantially Complete, Landlord shall notify Tenant of Landlord's determination of the date on which Substantial Completion shall occur. Tenant and Tenant's Architect and Landlord's construction manager (Tenant's Architect and Landlord's construction manager, collectively, the "Project Representatives"), and Tenant's construction manager shall meet at the Expansion Space at a mutually acceptable date and time within ten (10) days after Landlord's notice of Substantial Completion to conduct an on-site inspection of the Expansion Improvements and to prepare a punch list. Punch list items shall mean any details of construction, mechanical adjustment or other matter, the non-completion of which does not materially interfere with Tenant's intended use of the Expansion Space, but shall not include any damage caused by the installation or delivery of Tenant's furniture, fixtures or equipment in the Expansion Space.

     (b) If there is no disagreement between the parties as to Substantial Completion, then Landlord, Tenant and the Contractor shall sign the punch list prepared by the Project Representatives and Landlord shall use reasonable efforts to cause all such punch list items to be completed within thirty (30) days thereafter.

     (c) The Project Representatives shall prepare a detailed written punch list of all completions, corrections, and repairs to be made to the Expansion Improvements based on such inspection and a copy of such punch list shall be delivered to Landlord, and Tenant and the Contractor. If any items which are not normal punch list items require correction, repair or replacement, then the Expansion Improvements shall not be deemed Substantially Complete. As used herein, the term "Correction Work" shall mean all work attributable to replacement, retrofitting, or other restorative or corrective work required in order to bring any portion of the Expansion Improvements into compliance with the Working Drawings and the Construction Contract.

     (d) Tenant reserves the right to make a punch list in addition to the Project Representative's punch list within seven (7) days after first occupancy which shall be submitted to Landlord and the Contractor, and provided that such punch list is not subject to dispute, Landlord agrees to cause the Contractor to repair or bring to completion the items required by such punch list as soon as possible thereafter.

     (e) Decisions of the Project Representatives shall be determined jointly in their professional judgments. Any unresolved disputes between the Project Representatives shall be determined by binding arbitration conducted by and in accordance with the rules of the American Arbitration Association. All arbitration fees and other costs incurred by the arbitrator in connection with any arbitration, together with reasonable attorney fees of the prevailing party incurred in connection with the arbitration, shall be paid by the non-prevailing party and be assessed against such non-prevailing party as a part of the arbitration proceedings.

12.      CONSTRUCTION CONCURRENTLY WITH TENANT IMPROVEMENTS

         Landlord and Tenant agree that the Expansion Improvements may be included in the Working Drawings prepared in connection with the Tenant Improvements pursuant to Exhibit D to the Lease. Further, the Expansion Improvements may be constructed by the Contractor selected to construct the Tenant Improvements at the time of construction of the Tenant Improvements. In such case, Exhibit D to the Lease shall govern the timing and approval of the Working Drawings and the selection of the Contractor in the event of any conflict with this Exhibit. However, in no event shall Section 5 or Section 7 of Exhibit D to the Lease apply to the Expansion Improvements.

          LEASE AGREEMENT by and between AMBERPOINT AT COPPELL, L.L.C. and SOMERA COMMUNICATIONS, INC. dated as of November 5, 2002

                                TABLE OF CONTENTS

                                                                                Page
1.       Premises and Term........................................................1

2.       Base Rent and Security and Deposit.......................................2

3.       Use......................................................................3

4.       Operating Expenses.......................................................5

5.       Landlord's Repairs.......................................................9

6.       Tenant's Repairs........................................................10

7.       Alterations ............................................................11

8.       Signs ..................................................................12

9.       Inspection  ............................................................14

10.      Utilities ..............................................................15

11.      Assignment and Subletting ..............................................15

12.      Insurance, Fire and Casualty Damage ....................................17

13.      Liability ..............................................................19

14.      Condemnation............................................................20

15.      Relocation..............................................................21

16.      Holding Over............................................................21

17.      Quiet Enjoyment.........................................................22

18.      Events of Default ......................................................22

19.      Remedies................................................................23

20.      Landlord's Default, Remedies ...........................................25

21.      Subordination ..........................................................26

22.      Waiver of Jury Trial and Texas Deceptive Trade Practices Act ...........27

23.      Mechanic's Lien ........................................................27

24.      Rent Payments and Notices...............................................27

25.      Environmental Requirements..............................................28

26.      Rules and Regulations...................................................29

27.      Security Service........................................................29

28.      Parking.................................................................30

29.      Miscellaneous ..........................................................33

30.      Exhibits and Attachments................................................34

Exhibits

Exhibit A - Premises
Exhibit B - Legal Description of the Land
Exhibit C - Project Site Plan
Exhibit D - Work Letter
Exhibit E - Acceptance of Premises Memorandum
Exhibit F - Environmental Questionnaire and Disclosure Statement
Exhibit G - Sign Criteria
Exhibit H - Additional Provisions:
            1.   Cancellation Option
            2.   Renewal Options
            3.   Right of First Refusal
Exhibit I - Rules and Regulations
Exhibit J - Approved Equipment
Exhibit K - Confidentiality Agreement

                                                           AmberPoint at Coppell
                                                                      Building 1
                                              301 S. Northpoint Drive, Suite 100
                                                            Coppell, Texas 75019
                                                             210,563 square feet
                                 LEASE AGREEMENT

STATE OF TEXAS

COUNTY OF DALLAS

     This Lease Agreement (this "Lease") is made as of the 5th day of November, 2002, by and between AmberPoint at Coppell, L.L.C., a Delaware limited liability company, hereinafter referred to as "Landlord", and Somera Communications, Inc., a Delaware corporation, hereinafter referred to as "Tenant".

1. Premises and Term. In consideration of the obligation of Tenant to pay rent as herein provided, and in consideration of the other terms, provisions and covenants hereof, Landlord hereby demises and leases to Tenant, and Tenant hereby takes from Landlord that portion of the building located at 301 S. Northpoint Drive, Coppell, Texas, AmberPoint, Building 1 (the "Building"), known as Suite 100, containing approximately 210,563 square feet, and as shown on Exhibit A attached hereto (the "Premises"), which square footage includes a pro rata share of the Building's electrical and sprinkler room. The Building is situated on the land described in Exhibit B attached hereto (the "Land"), and the Land, the Building and all other structures, improvements, fixtures and appurtenances now or hereafter placed, constructed or included on or appurtenant to the Land is hereinafter called the "Project". The Project is currently known as AmberPoint Business Park at Coppell, Building 1, and is more particularly described on Exhibit C attached hereto.

To have and to hold the same for a term (the "Term") commencing on the date of Substantial Completion of the Tenant Improvements (as defined in Exhibit D), as such date shall be determined pursuant to Exhibit D attached hereto (the "Commencement Date") and ending on March 31, 2010 (the "Termination Date"). Tenant acknowledges that it has inspected the Premises and the Building, and subject to Landlord's obligations under Exhibit D attached hereto and any latent defects reported to Landlord within 180 days after the Commencement Date, accepts the Premises, the Building and common areas in their present condition as suitable for the purpose for which the Premises are leased. Landlord shall cause any latent defects in the Building shell and the Tenant Improvements to be repaired at no cost to Tenant. Taking of possession of the Premises by Tenant for purposes of conducting business after Substantial Completion shall be deemed conclusively to establish that the Premises, the Building and common areas are in good and satisfactory condition on the date possession was taken, subject to latent defects reported to Landlord within 180 days after the Commencement Date and punchlist items to be completed by Landlord in accordance with Exhibit D. Tenant further acknowledges that no representations as to the repair of the Premises, nor promises to alter, remodel or improve the Premises have been made by Landlord, unless such are expressly set forth in this Lease. Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant's business and Tenant hereby waives any other implied warranty that the Premises are suitable for Tenant's intended purposes; provided that the foregoing shall not relieve Landlord from any obligations set forth in this Lease. After the Commencement Date Tenant shall, upon demand, execute and deliver to Landlord an Acceptance of Premises Memorandum in the form of Exhibit E attached hereto.

Tenant shall have access to and may occupy the Premises commencing approximately sixty (60) days before anticipated Substantial Completion of the Tenant Improvements to perform any Landlord-approved improvements therein, to install furniture, equipment or other personal property of Tenant, and to prepare the Premises for Tenant's business operations; provided that (a) Landlord is given prior written notice of any such entry, (b) such entry shall be coordinated with Landlord and shall not interfere with Landlord's completion of the Tenant Improvements, (c) Tenant shall deliver to Landlord evidence that the insurance required under Paragraph 12(b) of this Lease has been obtained, and (d) Tenant obtains all governmental approvals required for such entry, occupancy or improvements. Landlord agrees to reasonably cooperate with Tenant in connection with Tenant's pursuit of such governmental approvals, provided that Landlord shall not be required to incur any costs or expenses in connection with such cooperation. Any such entry shall be upon all of the terms of this Lease, provided that Tenant shall not be obligated to pay rent during such period. Tenant shall conduct its activities therein so as not to interfere with Landlord's construction activities, and shall do so at its own risk and expense. If, in Landlord's reasonable judgment, Tenant's activities therein interfere with Landlord's construction activities, Landlord may on twenty-four (24) hours notice to Tenant, terminate Tenant's right to enter the Premises before the Commencement Date. Further, provided that (i) such occupancy complies with all applicable laws, (ii) a certificate of occupancy has been issued if the same is required to permit Tenant's lawful occupancy, and (iii) Tenant does not interfere with the progress of the general contractor performing the Landlord Work, Tenant shall be entitled to occupy temporary offices in the Premises prior to the Commencement Date.

2.   Base Rent and Security Deposit.

     a. Tenant agrees to pay to Landlord rent (the "Base Rent") for the Premises in advance, without demand, deduction or set off, as follows:

         Commencement Date - 3/31/03             $0.00 per square foot per year ($00.00 per month)
         4/1/03 - 12/31/03                       $2.53 per square foot per year ($44,393.70 per month)
         1/1/04 - 3/31/08                        $3.90 per square foot per year ($68,432.98 per month)
         4/1/08 - 3/31/10                        $4.25 per square foot per year ($74,574.40 per month)

         A monthly installment of $44,393.70 shall be due and payable on the date hereof, which installment shall be applied to the Base Rent due on April 1, 2003, and the remainder of the monthly installments set forth above shall be due and payable on or before the first day of each calendar month succeeding the Rent Commencement Date (as defined in Exhibit D) during the Term of this Lease.

         The rental payment for any fractional calendar month at the commencement or end of the Term of this Lease shall be prorated and shall be payable on the first day of such partial month.

     b. In addition, Tenant agrees to deposit with Landlord on the date which is nine (9) months prior to the expiration of the Term (as the same may be extended pursuant to the renewal options set forth in Section 2 of Exhibit H), an amount equal to one month of Base Rent (at the rate payable at such time) plus one month of Tenant's Proportionate Share of Operating Expenses (as of such date) (the "Security Deposit"), which Security Deposit shall be held by Landlord, without obligation for interest, as security for the performance of Tenant's covenants and obligations under this Lease, it being expressly understood and agreed that such Security Deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. In the event the Term is extended pursuant to the Renewal Options under Section 2 of Exhibit H, the Security Deposit shall not be payable until Tenant fails to exercise a Renewal Option or the date which is nine (9) months prior to the final Renewal Term. Upon the occurrence of any event of default by Tenant, Landlord may, from time to time, without prejudice to any other remedy provided herein or provided by law, use the Security Deposit to the extent necessary to pay any arrears of rent or other payments due Landlord hereunder, and any other damage, injury, expense or liability caused by such event of default, and Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Although the Security Deposit shall be deemed the property of Landlord, any remaining balance of the Security Deposit shall be returned by Landlord to Tenant within sixty
         (60) days following such time after termination of this Lease that all of Tenant's obligations under this Lease have been fulfilled.

3.   Use.

     a. The Premises shall be used only for the purpose of receiving, storing, shipping, selling (other than retail), and testing and repairing telecommunications equipment and for such other lawful purposes as may be incidental thereto, including without limitation, general office use. Subject to the terms and conditions of this Lease applicable thereto, Tenant may install a small refrigerator and microwave ovens in employee break areas in the Premises. Outside storage, including without limitation, trucks and other vehicles, is prohibited without Landlord's prior written consent, provided Tenant may park one truck in front of each dock truck door. Tenant shall at its own cost and expense obtain any and all licenses and permits necessary for any such use. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the Premises and to Tenant, including without limitation, all requirements under the provisions of Tex. Rev. Civ. Stat. Ann. art. 9102 and the provisions of the Americans With Disabilities Act of 1990, as amended, the Occupational Safety and Health Act of 1970 and the Federal Clean Air Act Amendments of 1990, and all interpretations or regulations issued thereunder and amendments made thereto. Tenant shall promptly, after receipt of notice thereof, comply with all governmental orders and directives for the correction, prevention and abatement of nuisances in or upon, or connected with, the Premises, all at Tenant's sole expense, except to the extent the same is caused by Landlord or Landlord's employees, agents or invitees. Tenant shall not permit any unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, nor allow pests or vermin in the Premises nor take any other action which would constitute a nuisance or would disturb or endanger any other tenants of the Project or unreasonably interfere with their use of their respective premises. Without Landlord's prior written consent, Tenant shall not receive, store or otherwise handle any product, material or merchandise which is explosive or highly inflammable. Tenant will not permit the Premises to be used for any purpose or in any manner (including without limitation any method of storage) which would render the insurance thereon void or the insurance risk more hazardous or cause the State Board of Insurance or other insurance authority to disallow any sprinkler credits. Tenant shall immediately notify Landlord of the presence of any prohibited items on or around the Premises. Landlord hereby approves Tenant's use in the Premises of the equipment described in Exhibit J attached hereto.

     b. Subject to compliance with all applicable laws and restrictive covenants, Tenant shall have the right to use space on the roof of the Building over the Premises for the purpose of installing (in accordance with Paragraph 12(a) of this Lease), operating and maintaining antenna or other rooftop equipment ("Rooftop Equipment"), provided that the Rooftop Equipment cannot be seen from the ground. The exact location of the space on the roof to be used by Tenant shall be reasonably designated by Landlord (the "Roof Space"); provided that the Roof Space shall be located over the Premises. Landlord reserves the right to relocate the Roof Space as reasonably necessary during the Term. Landlord's designation shall take into account Tenant's use of the Rooftop Equipment. Notwithstanding the foregoing, Tenant's right to install the Rooftop Equipment shall be subject to the approval rights of Landlord and Landlord's architect and/or engineer with respect to the plans and specifications of the Rooftop Equipment, the manner in which the Rooftop Equipment is attached to the roof of the Building and the manner in which any cables are run to and from the Rooftop Equipment. The precise specifications and a general description of the Rooftop Equipment along with all documents Landlord reasonably requires to review the installation of the Rooftop Equipment (the "Plans and Specifications") shall be submitted to Landlord for Landlord's written approval. Tenant shall be solely responsible for obtaining all necessary governmental, regulatory and other required approvals and for the cost of installing, operating, maintaining and removing the Rooftop Equipment. Tenant shall notify Landlord upon completion of the installation of the Rooftop Equipment. If Landlord reasonably determines that the Rooftop Equipment does not comply with the approved Plans and Specifications, that the Building has been damaged during installation of the Rooftop Equipment or that the installation was defective, Landlord shall notify Tenant of any noncompliance or detected problems and Tenant promptly shall cure the defects. If the Tenant fails to promptly cure the defects, Tenant shall pay to Landlord upon demand the cost, as reasonably determined by Landlord, of correcting any defects and repairing any damage to the Building caused by such installation. If at any time Landlord, in its sole discretion, deems it necessary, Tenant shall provide and install, at Tenant's sole cost and expense, appropriate aesthetic screening, reasonably satisfactory to Landlord, for the Rooftop Equipment (the "Aesthetic Screening").

         Landlord agrees that Tenant, upon reasonable prior written notice to Landlord, shall have access to the roof of the Building and the Roof Space for the purpose of installing, maintaining, repairing and removing the Rooftop Equipment, the appurtenances and the Aesthetic Screening, if any, all of which shall be performed by Tenant or Tenant's authorized representative or contractors, which shall be reasonably approved by Landlord, at Tenant's sole cost and risk. It is agreed, however, that only authorized engineers, employees or properly authorized contractors of Tenant or persons under their direct supervision will be permitted to have access to the roof of the Building and the Roof Space. It is further understood and agreed that the installation, maintenance, operation and removal of the Rooftop Equipment, the appurtenances and the Aesthetic Screening, if any, is not permitted to damage the Building or the roof thereof, or interfere with the use of the Building and roof by Landlord. Tenant agrees to be responsible for any damage caused to the roof or any other part of the Building, which may be caused by Tenant or any of its agents or representatives.

         Tenant agrees to install only equipment of types and frequencies which will not cause unreasonable interference to Landlord or existing tenants of the Building. In the event Tenant's equipment causes such interference, Tenant will change the frequency on which it transmits and/or receives and take any other steps necessary to eliminate the interference. If said interference cannot be eliminated within a reasonable period of time, in the reasonable judgment of Landlord, then Tenant agrees to remove the Rooftop Equipment from the Roof Space. Tenant shall, at its sole cost and expense, and at its sole risk, install, operate and maintain the Rooftop Equipment in a good and workmanlike manner, and in compliance with all Building, electric, communication, and safety codes, ordinances, standards, regulations and requirements, now in effect or hereafter promulgated applicable to the Project. Landlord and its agents assume no responsibility for the licensing, operation and/or maintenance of Tenant's equipment. The Rooftop Equipment shall be connected to Landlord's power supply in strict compliance with all applicable Building, electrical, fire and safety codes. Neither Landlord nor its agents shall be liable to Tenant for any stoppages or shortages of electrical power furnished to the Rooftop Equipment or the Roof Space because of any act, omission or requirement of the public utility serving the Building, or the act or omission of any other tenant, invitee or licensee or their respective agents, employees or contractors, or for any other cause beyond the reasonable control of Landlord, and Tenant shall not be entitled to any rental abatement for any such stoppage or shortage of electrical power. Neither Landlord nor its agents shall have any responsibility or liability for the conduct or safety of any of Tenant's representatives, repair, maintenance and engineering personnel while in or on any part of the Building or the Roof Space.

         The Rooftop Equipment, the appurtenances and the Aesthetic Screening, if any, shall remain the personal property of Tenant, and Tenant may remove the Rooftop Equipment at its cost at any time during the Term. The Rooftop Equipment and Aesthetic Screening, if any, shall be removed by Tenant at its own expense at the expiration or earlier termination of this Lease or Tenant's right to possession hereunder. Tenant shall repair any damage caused by such removal, including the patching of any holes to match, as closely as reasonably possible, the color surrounding the area where the equipment and appurtenances were attached. Tenant agrees to maintain all of the Tenant's equipment placed on or about the roof or in any other part of the Building in proper operating condition and maintain same in satisfactory condition as to appearance and safety in Landlord's sole discretion. Such maintenance and operation shall be performed in a manner to avoid any interference with any other tenants or Landlord. Tenant agrees that at all times during the Term, it will keep the roof of the Building and the Roof Space free of all trash or waste materials produced by Tenant or Tenant's agents, employees or contractors.

         Tenant shall not use the Roof Space and/or Rooftop Equipment to provide communication services to an unaffiliated tenant, occupant or licensee of the Building or another building, or to facilitate the provision of communication services on behalf of another communication services provider to an unaffiliated tenant, occupant or licensee of the Building or any other building. Tenant shall protect, defend, indemnify and hold harmless Landlord from and against claims, damages, liabilities, costs and expenses of every kind and nature, including attorneys' fees, incurred by or asserted against Landlord arising out of Tenant's installation, maintenance, replacement, use or removal of the Rooftop Equipment. Tenant shall pay no additional rent with respect to the use of Roof Space for the Rooftop Equipment.

4.   Operating Expenses.

     a. During the Term, Tenant agrees to pay as additional rental Tenant's Proportionate Share (hereinafter defined) of all Operating Expenses (hereinafter defined) for the Project. "Tenant's Proportionate Share" as used in this Lease shall mean a fraction, the numerator which is the square feet of space contained in the Premises and the denominator of which is the square feet of space contained in the Building, as adjusted from time to time based on changes in the space within the Building leased by Tenant. Tenant's Proportionate Share as of the Commencement Date is 68.4%. Notwithstanding the foregoing, Landlord may equitably increase Tenant's Proportionate Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement or service that benefits only the Premises or only a portion of the Project that includes the Premises. Further, notwithstanding the foregoing, in the event the Building is not fully occupied, Landlord may equitably increase Tenant's Proportionate Share for the cost of water so that Tenant pays for its actual water usage, because water usage is not separately metered for each tenant. Landlord shall fairly allocate expenses throughout the Project so that expenses that unequally benefit one or more buildings or tenants shall be appropriately allocated among the appropriate parties.

     b. The term "Operating Expenses" shall mean all expenses incurred by Landlord with respect to the ownership, maintenance and operation of the Project, including but not limited to, maintenance and repair costs; management fees; all services, supplies, repairs, replacements or other expenses for maintaining and operating all portions of the Project, including without limitation, paving and parking areas, roads, roofs, alleys and driveways, mowing, landscaping, exterior painting, utility lines, lighting, electrical systems and other mechanical and building systems; insurance premiums; utilities; Taxes (hereinafter defined), insurance deductibles to the extent that such amounts are paid for costs that otherwise qualify as Operating Expenses; security services, if any; trash collection; upgrades, changes in, or additions to water and sewage; assessments due to restrictive covenants, paving assessments, owners' associations, and other similar assessments that accrue against the Project, whether the same are now are hereafter applicable to the Project; and additions or alterations made by Landlord to the Project in order to comply with applicable laws or that are intended to reduce Operating Expenses of the Project, provided that the cost of such additions or alterations which constitute capital expenditures (as distinguished from replacement parts or components and repairs and maintenance installed or performed in the ordinary course of business) shall be depreciated or amortized by Landlord over the estimated useful life of such item, as reasonably determined by Landlord in accordance with sound management practices, consistently applied, and such depreciated costs are only included in the Operating Expense for that portion of such useful life of such additions or alterations that falls within the Term ("Included Capital Expenses"). The foregoing list does not in any way relieve Tenant of its repair obligations under Paragraph 6. Operating Expenses shall not include repairs, restoration or other work occasioned by fire, windstorm or other casualty covered by the insurance to be maintained by Landlord pursuant to subparagraph 12(a) below; expenses incurred in leasing to or procuring of tenants; leasing commissions; advertising expenses; expenses for the renovating of space for tenants; interest, principal, loan fees, penalty payments or any other debt costs on any mortgage on the Project; rental payments on any ground lease of the Project; compensation paid to any employee of Landlord above the grade of building superintendent; any depreciation allowance or expense (other than Included Capital Expenses); costs to correct defects in the initial construction of the Building, including any repair or correction of latent defects or any structural repairs (as opposed to the cost of normal repair, maintenance and replacement expected with the construction materials and equipment installed in light of their specifications); any cost or expenditure for which Landlord is reimbursed by sources other than tenants of the Project, by insurance proceeds or otherwise; the cost of any service furnished to any tenant of the Project which Landlord does not make available to Tenant; franchise or income taxes imposed upon Landlord, except to the extent imposed in lieu of all or any part of Taxes; legal and accounting fees associated with the creation and operation of the entity which constitutes Landlord or that are solely for the benefit of Landlord (as opposed to generally for the benefit of the Project) such as for collecting delinquent rents, preparing tax returns for the entity constituting Landlord (as opposed to accounting for the Project); the wages or fringe benefits payable to any employee of Landlord other than engineers who provide services related directly to the management, maintenance, operation or repair of the Project; and any fines, penalties, or interest.

     c. "Taxes" shall mean (i) all real estate taxes and other taxes or assessments which are levied by a taxing authority against the Project or any portion thereof, (ii) any tax, surcharge or assessment which shall be levied as a supplement to or in lieu of real estate taxes,
         (iii) the reasonable costs and expenses of an independent tax consultant, if any, engaged for the purpose of reviewing or contesting the validity or amount of such real estate or other taxes or otherwise providing advice with respect thereto, and (iv) any rental, excise, sales, transaction, privilege or other tax or levy, however denominated, imposed upon or measured by the rental reserved hereunder or on Landlord's business of leasing the Premises or the Project. Taxes shall not include Landlord's net income taxes, capital, stock, succession, transfer, franchise, gift, estate or inheritance tax, except to the extent that such tax shall be imposed in lieu of any portion of Taxes, or any fines, penalties or court costs. TENANT HEREBY WAIVES ALL RIGHTS TO PROTEST THE APPRAISED VALUE OF THE PROPERTY OR APPEAL THE SAME AND ALL RIGHTS TO RECEIVE NOTICES OF REAPPRAISALS INCLUDING WITHOUT LIMITATION THE RIGHTS SET FORTH IN SECTIONS 41.413 AND 42.015 OF THE TEXAS TAX CODE. Landlord shall engage an independent tax consultant during each calendar year of the Term to advise Landlord with respect to ad valorem taxes. Landlord agrees to follow such consultant's recommendation regarding whether or not to protest ad valorem taxes for any particular calendar year. Upon request from Tenant, Landlord shall provide Tenant with a copy of such consultant's recommendation with respect to the immediately preceding or current calendar year. Costs of protest shall be included in Operating Expenses. The Project is subject to a real property tax abatement agreement with the City of Coppell. Landlord agrees to cooperate with Tenant in connection with Tenant's pursuit of additional real property tax abatements and personal property tax abatements from the City of Coppell, provided that Landlord shall not be required to incur any costs or expenses in connection with such cooperation.

     d. Except as set forth in this Paragraph 4(d), during each month of the Term of this Lease, on the same day that Base Rent is due hereunder, Tenant shall pay to Landlord an amount equal to 1/12 of the estimated annual cost of Tenant's Proportionate Share of Operating Expenses (the "Operating Expense Payments"). Notwithstanding anything to the contrary set forth herein, Tenant shall not be required to pay Tenant's Proportionate Share of Operating Expenses during the period from and after the Commencement Date through March 31, 2003. Further notwithstanding anything to the contrary set forth herein, Tenant shall pay Tenant's Proportionate Share of Operating Expenses during the period of April 1, 2003 through December 31, 2003 as if the Premises contained 140,000 square feet (i.e., Tenant shall not be required to pay Tenant's Proportionate Share of Operating Expenses during the period of April 1, 2003 through December 31, 2003 on 70,563 square feet of the Premises (or any portion of the Premises in excess of 140,000 square feet if the size of the Premises is adjusted pursuant to the following paragraph).

         The square feet of the Premises is expected to be 210,563 square feet, which square footage includes a pro rata share of the Building's electrical and sprinkler room. Provided that prior to commencement of construction of the Tenant Improvements Landlord and Tenant agree on the square footage of the Premises shown on the Working Drawings, Tenant shall have the right to measure the Premises within thirty (30) days after Substantial Completion of the Tenant Improvements to confirm that demising wall(s) shown on the Working Drawings were constructed in the location(s) shown thereon. In the event the demising wall(s) were not constructed in the location(s) shown on the Working Drawings, the square footage of the Premises set forth in this Lease shall be adjusted to reflect the actual square footage of the Premises as constructed (based on the actual location of the demising wall(s) and determined by the same method as agreed to prior to construction of the Tenant Improvements), and Landlord and Tenant shall execute an amendment to reflect the necessary amendments as a result of such change.

         The initial Operating Expense Payments are based upon the estimated amounts for the current year, and shall be increased or decreased annually to reflect the projected actual cost of all such items. Operating Expense categories and the initial Operating Expense Payments for each are as follows:

         1. Taxes                                          $0.65 per square foot per year
         2. Insurance                                      $0.07 per square foot per year
         3. All other Operating Expenses                   $0.23 per square foot per year

         Initial Estimate of Operating Expense Payment     $0.95 per square foot
         per year

     e. Notwithstanding the foregoing, Landlord agrees that for the purpose of determining Tenant's Proportionate Share of Operating Expenses, Controllable Operating Expenses (hereinafter defined) shall not be increased by more than eight percent (8%) per calendar year on a cumulative basis, compounded annually. For purposes hereof, "Controllable Operating Expenses" shall mean management fees, landscape maintenance costs, the cost of recurring third party services, if any, provided by Landlord (such as courtesy patrols and trash collection, if any, but excluding services for repair and maintenance) and upgrades, changes in, or additions to water and sewage. For example, if Controllable Operating Expenses during calendar year 2003 were $100,000, the cap on Controllable Operating Expenses for calendar year 2007 would be $136,0458.99 ($100,000 times 1.08 times 1.08 times 1.08 times 1.08). Landlord shall not receive more than one hundred percent (100%) of Operating Expenses and shall not recover any type of cost more than once. Landlord shall estimate the Operating Expenses of the Project and advise Tenant of Tenant's Proportionate Share thereof by December 31 of each calendar year, or as soon as practicable thereafter. If Landlord does not provide Tenant with an estimate of Tenant's Proportionate Share of Operating Expenses by January 1 of any calendar year, Tenant shall continue to pay a monthly installment based on the previous year's estimate until such time as Landlord provides Tenant with an estimate of Tenant's Proportionate Share of Operating Expenses for the current year. Upon receipt of such current year's estimate, an adjustment shall be made for any month during the current year with respect to which Tenant paid monthly installments of Operating Expenses based on the previous years estimate. Tenant shall pay Landlord for any underpayment within thirty (30) days after receipt of an invoice therefor. Any overpayment shall be credited against the installment(s) of rent (including Base Rent and Tenant's Proportionate Share of Operating Expenses) next coming due under the Lease. Landlord may revise such estimates no more than one time per fiscal year if it obtains more accurate information, such as the final real estate tax assessment or tax rate for the Project.

     f. Landlord shall deliver to Tenant a report for the previous calendar year by April 30 of each year or as soon as practicable thereafter, setting forth the actual Operating Expenses incurred and a statement of Tenant's Proportionate Share ("Operating Expense Report"). If Tenant's total Operating Expense Payments for any calendar year are less than Tenant's Proportionate Share of Operating Expenses for such calendar year, then Tenant shall pay the difference to Landlord within thirty
         (30) days after receipt of the Operating Expense Report. If Tenant's total Operating Expense Payments for any year are greater than Tenant's Proportionate Share of Operating Expenses for such year, then Landlord shall retain such excess and credit it against Tenant's next installments of rent (including Base Rent and Tenant's Proportionate Share of Operating Expenses), except during the last year of the Term of this Lease, in which event, Landlord shall, within thirty (30) days after delivery of the Operating Expense Report, refund any excess to Tenant provided that Tenant is not in default under this Lease. The obligations set forth in this Paragraph shall survive the termination of this Lease.

     g. Landlord shall maintain books and records so that they fairly and accurately reflect the Operating Expenses on a consistent basis and in accordance with sound management practices. Tenant, at its sole expense, shall have the right no more frequently than once per calendar year, following thirty (30) days prior written notice to Landlord, which notice must be given within 120 days after Tenant's receipt of the Operating Expense Report, to audit Landlord's books and records relating to Operating Expenses at Landlord's office during Landlord's normal business hours. Such audit shall be performed by a certified public accountant. Tenant shall be solely responsible for all costs, expenses and fees incurred for the audit. Within sixty (60) days after the books and records are made available to Tenant, Tenant shall have the right to give Landlord written notice (an "Objection Notice") stating in reasonable detail any objection to Landlord's statement of Operating Expenses for such year. If Tenant fails to give Landlord an Objection Notice within the sixty (60) day period, Tenant shall be deemed to have approved the Operating Expense Report for that year. If Tenant provides Landlord with a timely Objection Notice, Landlord and Tenant shall work together in good faith for thirty (30) days to resolve any issues raised by Tenant's Objection Notice. If such negotiations fail, Landlord shall within thirty (30) days after the expiration of the thirty (30) day negotiation period cause an independent certified public accountant that is mutually acceptable to the parties, to issue a final and conclusive resolution of all issues raised by Tenant's Objection Notice. If it is determined that the Operating Expenses for the calendar year are greater than reported, Tenant shall pay Landlord the amount of any underpayment within thirty
         (30) days after receipt of written demand therefor. If it is determined that the Operating Expenses for the calendar year are less than reported, Landlord shall pay Tenant the amount of any overpayment within thirty (30) days after receipt of written demand therefor. The records obtained by Tenant during any such audit and the results thereof shall be treated as confidential and Tenant and its certified public accountant must agree, in their contract for such services, to such confidentiality restrictions and shall specifically agree that the results shall not be made available to any other tenant of the Project. In no event shall Tenant be permitted to examine Landlord's records or to dispute any Operating Expense Report unless Tenant has paid and continues to pay all rent when due. Notwithstanding the foregoing, if it is determined that Operating Expenses for the year in question were less than stated by more than 5%, Landlord, within 30 days after its receipt of paid invoices therefor from Tenant, shall reimburse Tenant for the reasonable amounts paid by Tenant to third parties in connection with such audit by Tenant.

         5. Landlord's Repairs. Landlord shall, maintain only the parking areas and other common areas of the Project, including but not limited to driveways, alleys, landscape and grounds within and surrounding the Project, the roof, foundation (including damage to the concrete floors resulting from structural damage required to be repaired by Landlord) and the structural soundness of the exterior walls of the building in good repair, reasonable wear and tear excepted and shall operate the Project in a manner comparable to other similar developments in the vicinity of the Project. The cost of such maintenance and repair shall be included in Operating Expenses as provided in Paragraph 4 above. The term "walls" as used herein shall not include windows, glass or plate glass, doors, special store fronts, dock bumpers, dock plates or levelers or office entries. Landlord shall, in addition, correct at Landlord's sole cost, defects in construction of the Building shell in substantial accordance with plans and specifications therefor and failure of the common areas of the Project to comply with governmental regulations as of the Commencement Date. Landlord shall perform all maintenance and repairs in a good and workmanlike manner in accordance with all applicable governmental laws, ordinances, and regulations.

         Tenant shall within five (5) days of actual knowledge thereof, give Landlord written notice of defect or need for repairs for which Landlord is responsible, after which Landlord shall repair same or cure such defect within thirty (30) days after Landlord's receipt of written notice from Tenant of the need for the same; provided that if such repair or cure cannot reasonably be completed within such thirty (30) day period, Landlord shall commence such repair or cure within thirty (30) days after receipt of written notice from Tenant and shall thereafter diligently pursue completion of such repair or cure. The foregoing notwithstanding, in an Emergency Situation (hereinafter defined) if Tenant uses reasonable efforts to provide Landlord with oral notice of such Emergency Situation and is unable to notify Landlord by telephone or by any other means within a reasonable time period considering the nature of the situation, Tenant shall be entitled to make any repairs and replacements as shall be necessary and Landlord shall reimburse Tenant for the reasonable costs paid to third parties by Tenant in connection with such repairs and replacements within thirty (30) days after receipt of an invoice therefor. For purposes of this paragraph, an "Emergency Situation" shall be any failure to maintain or repair which threatens imminent loss of life or bodily harm or immediate and material damage to inventory or property. Subject to Paragraph 12(e) below, if any part of the Premises is damaged by any act of Landlord, its employees, agents, or contractors, Landlord shall repair or replace such damaged property or pay Tenant the reasonable cost of repairing or replacing such damaged property, whether or not Tenant would otherwise be obligated to pay the cost of maintaining or repairing such property. Subject to Paragraph 12(e) below, and notwithstanding the foregoing, Tenant shall repair and pay for any damage to the Project caused by Tenant, or Tenant's employees, agents or invitees, or caused by Tenant's default hereunder.

6.   TENANT'S REPAIRS.

     a. Tenant shall at its own cost and expense keep and maintain all parts of the Premises (except those for which Landlord is expressly responsible under the terms of this Lease) in good condition, promptly making all necessary repairs and replacements, including but not limited to, windows, glass and plate glass, doors, any special office entry, interior walls and finish work, floors (including the concrete flooring, except for damage to be repaired by Landlord set forth in Paragraph 5 above) and floor covering, downspouts, gutters, heating and air conditioning and ventilation systems, dock boards, truck doors, dock bumpers, plumbing work and fixtures, termite and pest extermination, regular removal of trash and debris. Such repairs and replacements may include capital expenditures and repairs whose benefit may extend beyond the Term of this Lease. Notwithstanding anything to the contrary set forth in this Lease, Tenant shall not be required to replace the air conditioning in the warehouse area of the Premises (including the test area that is restored to warehouse area) or to deliver the air conditioning in the warehouse area (including the test area that is restored to warehouse area) of the Premises in good working order at the end of the Term; but Tenant shall be required to deliver the heating units in the warehouse area (including the test area that is restored to warehouse area) of the Premises in good working order. Further, Tenant shall be entitled to use air the conditioning units in the warehouse and test areas of the Premises and components and parts in such air conditioning units to repair and/or replace the air conditioning units in the office area of the Premises; provided that the foregoing shall not diminish or affect Tenant's obligation to deliver the heating units in the warehouse area of the Premises (including the test area that is restored to warehouse area) in good working order. In Tenant shall not be obligated to repair any damage caused by fire, tornado or other casualty covered by the insurance to be maintained by Landlord pursuant to subparagraph 12(a) below, except that Tenant shall be obligated to repair all wind damage to glass except with respect to tornado or hurricane damage.

     b. Tenant shall not damage any structural support, foundation or any demising wall or disturb the integrity and support provided by any demising wall and shall, at its sole cost and expense, promptly repair any damage or injury to any of the foregoing caused by Tenant or its employees, agents or invitees.

     c. Tenant shall, at its own cost and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor for servicing all hot water, heating and air conditioning systems and equipment within the Premises. The maintenance contractor and the contract must be reasonably approved by Landlord. The service contract must include all services suggested by the equipment manufacturer within the operation/maintenance manual and must become effective (and a copy thereof delivered to Landlord) within fifteen
         (15) days after the date Tenant takes possession of the Premises after Substantial Completion for purposes of carrying out its business.

7.   Alterations.

     a. Tenant shall not make any alterations, additions or improvements to the Premises (including but not limited to roof and wall penetrations) without the prior written consent of Landlord. Notwithstanding anything herein to the contrary, Tenant may, without the consent of Landlord, but at its own cost and expense and in a good workmanlike manner erect or make non-structural improvements or alterations with a total value of less than $50,000.00 provided that (i) the improvements or alterations do not affect the sprinkler system or electrical system of the Building, (ii) Tenant provides Landlord with notice prior to commencing such improvements or alterations, (iii) the improvements or alterations do not affect the exterior of the Premises, (iv) the improvements or alterations do not alter the basic character of the Building or overload or damage the Building, (v) the improvements or alterations comply with all applicable governmental laws, ordinances, regulations and other requirements, (vi) Tenant does not require access to any portion of the Building outside of the Premises, and (vii) Tenant provides Landlord with "as built" drawings for any improvements or alterations made by Tenant. Any alterations, additions or improvements made by or on behalf of Tenant to the Premises and approved by Landlord ("Tenant Alterations") shall be made by contractors reasonably acceptable to Landlord pursuant to plans and specifications approved by Landlord. Tenant shall reimburse Landlord for its reasonable costs in reviewing plans and specifications for Tenant's alterations in an amount not to exceed $500.00 provided that Landlord is not required to hire an outside consultant to review such plans and specifications. Landlord's right to review plans and specifications shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or the Tenant Alterations constructed pursuant thereto comply with applicable laws, codes, rules or regulations. Tenant shall provide Landlord with the identities and mailing addresses of all persons performing work or supplying materials in connection with the Tenant Alterations, prior to beginning such construction. Tenant shall assure payment for the completion of all work in connection with the Tenant Alterations free and clear of liens and shall provide certificates of insurance for worker's compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction of any Tenant Alterations. Upon completion of any Tenant Alterations, Tenant shall deliver to Landlord sworn statements setting forth the names of all contractors and subcontractors who performed work on the Tenant Alterations and final lien waivers from all such contractors and subcontractors. Tenant Alterations shall also include improvements and alterations made by Tenant without the requirement of Landlord's approval.

     b. All Tenant Alterations shall be and remain the property of Tenant during the Term of this Lease and Tenant shall, if Landlord elects as hereinafter provided, remove all Tenant Alterations and restore the Premises to its original condition by the date of termination of this Lease or upon earlier vacating of the Premises; provided, however, that unless Landlord elects and notifies Tenant at the time of its review and approval of proposed Tenant Alterations that such Tenant Alterations must be removed, such Tenant Alterations shall become the property of Landlord as of the date of termination of this Lease or upon earlier vacating of the Premises and shall be delivered up to the Landlord with the Premises. Notwithstanding the foregoing, Tenant shall have the right to remove all Tenant Alterations (other than the Tenant Improvements or any replacements of the Tenant Improvements) at the expiration or earlier termination of the Lease unless Landlord notifies Tenant at the time Landlord approves such Tenant Alteration(s) that Tenant shall not be entitled to remove such Tenant Alteration(s) at the expiration or earlier termination of this Lease. All shelves, bins, machinery and trade fixtures installed by Tenant may be removed by Tenant prior to the termination of this Lease if Tenant so elects, and shall be removed by the date of termination of this Lease or upon earlier vacating of the Premises if required by Landlord. Upon any such removal Tenant shall restore the Premises to its original condition, ordinary wear and tear excepted. All such removals and restoration shall be accomplished in a good and workmanlike manner so as not to damage the primary structure or structural qualities of the Building and the improvements situated in the Premises.

     c. Notwithstanding anything to the contrary set forth in this Lease, Landlord shall have the right to require Tenant to restore those areas of the Premises constituting the testing area (which Landlord and Tenant agree contains approximately 30,000 square feet of space based on the Working Drawings; provided that such square footage shall be subject to adjustment based on any changes to the Working Drawings or changes to the testing area during the Term of this Lease) to the condition of the warehouse space constituting the Premises, which restoration shall include raising sprinkler heads, installation of warehouse lights, painting exposed walls white, demising the office area from the testing area and performing any electrical adjustments required for the office area to function independently from the remaining portion of the Premises. In the event Landlord elects to require Tenant to restore the testing area to warehouse space, Landlord shall give notice to Tenant of such election not less than 60 days prior to the expiration of this Lease, and in the event the Lease is terminated prior to the scheduled Termination Date, Landlord shall notify Tenant of such restoration requirement upon the termination of this Lease. Landlord agrees that subject to Tenant's compliance with the terms and conditions of this Paragraph 7, Tenant shall be entitled to (i) construct up to 42,000 square feet of office space in the Premises (i.e., an additional 27,000 square feet than initially contemplated under this Lease), and (ii) construct additional test area space in the Premises; provided that at the end of the Term, the Premises contain at least 15,000 square feet of office area.

8.   Signs.

     a. Tenant shall not make any changes to the exterior of the Premises, install any exterior lights, decorations, balloons, flags, pennants, banners, or painting, or erect or install any signs, windows or door lettering, placards, decorations or advertising media of any type which can be viewed from the exterior of the Premises, without Landlord's prior written consent. Landlord shall not unreasonably delay in notifying Tenant whether Landlord consents to Tenant's request for such changes or installations. Upon surrender or vacation of the Premises, Tenant shall remove all signs and repair, paint, and/or replace the Building facia surface to which its signs are attached. Tenant shall obtain all applicable governmental permits and approvals for sign and exterior treatments and shall indemnify Landlord from and against all claims arising in connection with any sign or other exterior treatment installed by Tenant. The current sign criteria for the Project is attached hereto as Exhibit G.

     b. Notwithstanding the foregoing, so long as (i) Tenant is not in default under the terms of this Lease beyond the expiration of any applicable notice and cure periods; (ii) Tenant is in occupancy of the Premises; and (iii) Tenant has not assigned this Lease, Tenant shall have the right, at Tenant's expense (subject to the Signage Allowance (hereinafter defined)), to install an illuminated corporate identification sign on the exterior facade of the Building where the Premises are located (such sign, the "Building Sign"); provided that
         (i) the Building Sign shall be in a location approved by Landlord, which approval shall not be unreasonably withheld, delayed or conditioned, (ii) Tenant obtains all necessary approvals from the City of Coppell and all other governmental authorities (including any applicable airport having jurisdiction over Tenant, the Project, or the Building Sign), (iii) the Building Sign conforms to all applicable laws, rules and regulations of any governmental authorities having jurisdiction over the Building Sign or the Project and all restrictive covenants applicable to the Project, and (iv) Tenant obtains Landlord's written consent to any proposed signage and lettering prior to its fabrication and installation. Landlord agrees that it will not unreasonably delay notification to Tenant of its approval or disapproval of any proposed signage. Tenant shall have the exclusive right to exterior signage on the facade of the Building on the east exterior wall of the Building which fronts Northpoint Drive. All other tenants in the Building shall be entitled to exterior Building signage over such tenant's primary entrance to its premises on any exterior wall of the Building other than the east exterior wall fronting Northpoint Drive. Landlord reserves the right to withhold consent to any sign that, in the judgment of Landlord, is not harmonious with the design standards of the Project. To obtain Landlord's consent, Tenant shall submit design drawings to Landlord showing the type and sizes of all lettering; the colors, finishes and types of materials used. Tenant shall pay all costs associated with the Building Sign (subject to the Signage Allowance), including without limitation, installation expenses, maintenance and repair costs, utilities and insurance. Tenant agrees that Landlord shall have the right, at its sole cost, after notice to Tenant, to temporarily remove and replace the Building Sign in connection with and during the course of any repairs, changes, alterations, modifications, renovations or additions to the Building. Tenant shall maintain the Building Sign in good condition. Upon expiration or earlier termination of the Lease, Tenant shall, at its sole cost and expense, remove the Building Sign and repair all damage caused by such removal. If during the Term (and any extensions thereof)
         (a) Tenant is in default under the terms of the Lease after the expiration of applicable notice and cure periods; or (b) Tenant vacates the Premises for a period of 90 or more consecutive days; or (c) Tenant assigns the Lease, then Tenant's rights granted herein with respect to the Building Sign will terminate and Landlord may remove the Building Sign at Tenant's sole cost and expense.

     c. Further, so long as (i) Tenant is not in default under the terms of this Lease beyond the expiration of any applicable notice and cure periods; (ii) Tenant is in occupancy of the Premises; and (iii) Tenant has not assigned the Lease, Landlord shall, at Tenant's request and at Tenant's sole cost and expense (subject to the Signage Allowance), place Tenant's name in Landlord's standard graphics for the Project on the existing multi-tenant Building monument sign (the "Monument Sign") located at the front of the Building. Following installation of the Tenant's name on the Monument Sign, Tenant shall remain liable for all costs related to the maintenance of Tenant's signage on the Monument Sign. Tenant must obtain Landlord's written consent to any proposed lettering prior to its fabrication and installation. Landlord agrees that it will not unreasonably delay notification to Tenant of its approval or disapproval of any proposed signage. Landlord reserves the right to withhold consent to any lettering that, in the judgment of Landlord, is not harmonious with the design standards of the Building. Any other tenants' signage on the Monument Sign shall be, at Landlord's sole option, (x) in lettering which is smaller in size, or (y) in lettering which covers less area on the Monument Sign, than the signage identifying Tenant. If during the Term (and any extensions thereof) (a) Tenant is in default under the terms of the Lease after the expiration of applicable notice and cure periods; or (b) Tenant vacates the Premises for a period of 90 or more consecutive days; or (c) Tenant assigns the Lease, then Tenant's rights granted herein with respect to the Monument Sign will terminate and Landlord may remove the Tenant's signage at Tenant's sole cost and expense.

     d. Additionally, so long as (i) Tenant is not in default under the terms of this Lease beyond the expiration of any applicable notice and cure periods; (ii) Tenant is in occupancy of the Premises; and (iii) Tenant has not assigned the Lease, Tenant shall have the right, at Tenant's expense, to install, at Tenant's sole cost and expense (subject to the Signage Allowance), signage on the roof of the Building over the Premises (and not over any other space in the Building) (the "Roof Sign") provided that the (a) Roof Sign (I) does not extend above the parapet of the Building, (II) cannot be seen from the street level,
         (III) does not void or have an adverse effect on the Building's roof warranty, (b) Tenant obtains all necessary approvals from the City of Coppell and all other governmental authorities (including any applicable airport having jurisdiction over Tenant, the Project, or the Roof Sign), (c) the Roof Sign conforms to all applicable laws, rules and regulations of any governmental authorities having jurisdiction over the Roof Sign or the Project and all restrictive covenants applicable to the Project, and (d) Tenant obtains Landlord's written consent to any proposed signage and lettering prior to its fabrication and installation. Landlord agrees that it will not unreasonably delay notification to Tenant of its approval or disapproval of any proposed signage. Landlord reserves the right to withhold consent to any sign that, in the judgment of Landlord, is not harmonious with the design standards of the Project. To obtain Landlord's consent, Tenant shall submit design drawings to Landlord showing the type and sizes of all lettering; the colors, finishes and types of materials used. Tenant shall pay all costs associated with the Roof Sign (subject to the signage Allowance), including without limitation, installation expenses, maintenance and repair costs, utilities and insurance. Tenant agrees that, subject to inclusion in Operating Expenses, Landlord shall have the right, after notice to Tenant, to temporarily remove and replace the Roof Sign in connection with and during the course of any repairs, changes, alterations, modifications, renovations or additions to the roof or the Building. Tenant shall maintain the Roof Sign in good condition. Upon expiration or earlier termination of the Lease, Tenant shall, at its sole cost and expense, remove the Roof Sign and repair all damage caused by such removal. If during the Term (and any extensions thereof) (a) Tenant is in default under the terms of the Lease after the expiration of applicable notice and cure periods; or
         (b) Tenant vacates the Premises for a period of 90 or more consecutive days; or (c) Tenant assigns the Lease, then Tenant's rights granted herein with respect to the Roof Sign will terminate and Landlord may remove the Roof Sign at Tenant's sole cost and expense.

     e. Provided Tenant is not in default, Landlord agrees to contribute the sum of $15,000.00 (the "Signage Allowance") toward the cost of the Building Sign, Tenant's signage on the Monument Sign and the Roof Sign. The Signage Allowance may only be used for the cost of the design, fabrication and installation of the Building Sign, Tenant's signage on the Monument Sign and the Roof Sign. The Sign Allowance shall be paid to Tenant within 30 days after receipt of the following documentation:
         (i) a written request for reimbursement by Tenant accompanied by invoices evidencing the expenses incurred by Tenant in connection with the Building Sign and the Roof Sign, and (ii) mechanics lien waivers covering all work for which disbursement is being requested.

9. Inspection. Landlord and Landlord's agents and representatives shall have the right, after twenty-four (24) hours advance notice, which notice may be oral (provided that notice shall not be provided by voice mail) (except in the case of an emergency, in which event no notice shall be required), to enter and inspect the Premises at any reasonable time for the purpose of ascertaining the condition of the Premises, in order to make such repairs as may be required or permitted to be made by Landlord under the terms of this Lease, or for any other business purpose. During the period that is six (6) months prior to the end of the Term hereof, Landlord and Landlord's agents and representatives shall have the right to enter the Premises at any reasonable time during business hours for the purpose of showing the Premises and shall have the right to erect on the Premises a suitable sign indicating the Premises are available. Except in cases of emergency, Tenant may require that any person accessing the Premises after Tenant's initial occupancy thereof execute a confidentiality agreement in the form of Exhibit K attached hereto and/or comply with Tenant's reasonable safety requirements and provided that Tenant makes such representative available, Tenant shall have the right to have a representative of Tenant accompany Landlord, its agents and representatives during any such entry. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the Premises and shall arrange to meet with Landlord for a joint inspection of the Premises immediately following Tenant's removal of its property from the Premises for purposes of determining Tenant's responsibility for repairs and restoration. Tenant and Landlord shall use good faith efforts to agree on Tenant's responsibility for repairs and restoration. In the event Tenant and Landlord cannot agree on Tenant's responsibility, Tenant and Landlord agree that Landlord's architect's determination thereof shall be conclusively deemed correct.

10. Utilities. Landlord agrees to provide at its cost water, electricity and telephone service connections to the Premises; provided that Tenant shall pay for all water, electricity, gas, heat, light, power, telephone, sewer, sprinkler charges and other utilities and services used on or for the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto and any maintenance charges for utilities. Tenant shall furnish all electric light bulbs and tubes used in connection with the Premises. If any such services are not separately metered to Tenant, Tenant shall pay a reasonable proportion as determined by Landlord of all charges jointly metered with other premises in the Project. Landlord shall in no event be liable for any interruption or failure of utility services on the Premises. Notwithstanding anything to the contrary contained in this Paragraph 10, if: (i) in the event of a cessation of water or electricity to the Premises for a period in excess of five (5) consecutive business days after Tenant notifies Landlord of such cessation (the "Interruption Notice"); (ii) such cessation is caused solely and directly by Landlord or Landlord's agents or contractors; (iii) such cessation is not caused by a fire or other casualty (in which case Paragraphs 12 and 14 hereof shall control); and (iv) as a result of such cessation, the Premises or a portion thereof, is rendered untenantable (meaning that Tenant is unable to use all or a portion of the Premises in the normal course of its business) and Tenant in fact ceases to use the Premises, or portion thereof, then Tenant, as its sole remedy, shall be entitled to receive an abatement of monthly rent payable hereunder during the period beginning on the sixth (6th) consecutive business day of such cessation and ending on the day when the service in question has been restored. In the event the entire Premises has not been rendered untenantable by the cessation in service, the amount of abatement that Tenant is entitled to receive shall be prorated based upon the percentage of the Premises so rendered untenantable and not used by Tenant.

11.  Assignment and Subletting.

     a. Except in accordance with this Paragraph 11, Tenant will not assign this Lease, or allow same to be assigned by operation of law or otherwise, or sublet the Premises or any part thereof, or mortgage or transfer its leasehold interest or grant any concession or license within the Premises, without the prior written consent of Landlord. Notwithstanding the foregoing, Tenant shall have the right to designate certain areas of the Premises solely for use in connection with certain customer products. Tenant may assign its entire interest under this Lease, without the consent of Landlord, to (i) an affiliate, subsidiary, or parent of Tenant, or a corporation, partnership or other legal entity wholly owned by Tenant (collectively, an "Affiliated Party"), or (ii) a successor to Tenant by purchase, merger, consolidation or reorganization, provided that all of the following conditions are satisfied (each such Transfer a "Permitted Transfer"):
         (1) Tenant is not in default
         under this Lease beyond any applicable notice and cure period; (2) the permitted use does not allow the Premises to be used for retail purposes; (3) Tenant shall give Landlord written notice at least 10 days prior to the effective date of the proposed Permitted Transfer;
         (4) with respect to a proposed Permitted Transfer to an Affiliated Party, Tenant continues to have a net worth equal to or greater than Tenant's net worth at the date of this Lease; and (5) with respect to a purchase, merger, consolidation or reorganization or any Permitted Transfer which results in Tenant ceasing to exist as a separate legal entity, (a) Tenant's successor shall own all or substantially all of the assets of Tenant, and (b) Tenant's successor shall have a net worth which is at least to Tenant's net worth on the date of this Lease. Tenant's notice to Landlord shall include information and documentation showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant's successor shall sign a commercially reasonable form of assumption agreement. As used herein, (A) "parent" shall mean a company which owns a majority of Tenant's voting equity;
         (B) "subsidiary" shall mean an entity wholly owned by Tenant or at least 51% of whose voting equity is owned by Tenant; and (C) "affiliate" shall mean an entity controlled by, controlling or under common control with Tenant. Notwithstanding the foregoing, if any parent, affiliate or subsidiary to which this Lease has been assigned or transferred subsequently sells or transfers its voting equity or its interest under this Lease other than to another parent, subsidiary or affiliate of the original Tenant named hereunder, such sale or transfer shall be deemed to be a Transfer requiring the consent of Landlord hereunder. Notwithstanding any permitted assignment or subletting, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent herein specified and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Tenant shall deliver to Landlord a copy of each assignment or sublease entered into by Tenant promptly after the execution thereof. No assignee or sublessee of the Premises or any portion thereof may assign or sublet the Premises or any portion thereof. Consent by Landlord to one or more assignments or sublettings shall not operate as a waiver of Landlord's rights as to any subsequent assignments and/or sublettings. All reasonable legal fees and expenses incurred by Landlord in connection with any assignment or sublease proposed by Tenant in an amount not to exceed $1,500.00 will be the responsibility of Tenant and will be paid by Tenant within thirty (30) days after receipt of an invoice from Landlord. Upon the occurrence of an event of default under Paragraph 18(a) below, if the Premises or any part thereof are then sublet, Landlord, in addition to any other remedies herein provided or provided by law, may at its option collect directly from such subtenant all rents becoming due to Tenant under such sublease and apply such rent against any sums due to Landlord from Tenant hereunder, and no such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant's obligations hereunder.

     b. If Tenant shall propose to sublet or assign this Lease, it shall so notify Landlord in writing not less than thirty (30) days prior to the date of the proposed assignment or subletting, such notice setting forth the name of the proposed subtenant or assignee, the term, use, rental rate and other particulars of the proposed subletting or assignment, including without limitation, proof satisfactory to Landlord that the proposed subtenant or assignee is financially responsible and will immediately occupy and thereafter use the entire Premises (or any sublet portion thereof) for the remaining Term of this Lease (or for the entire term of the sublease, if shorter).

     c. Landlord shall have the option, in the event of any proposed assignment of the Lease which is not a Permitted Transfer or a proposed sublease of the entire Premises which is not a Permitted Transfer, to cancel this Lease to be effective as of the date the assignment or sublease described in Tenant's notice becomes effective. The option shall be exercised, if at all, by Landlord's giving Tenant written notice thereof within twenty (20) days following Landlord's receipt of Tenant's proposed assignment. Further, upon any such cancellation Landlord and Tenant shall have no further obligations or liabilities to each other under this Lease, except with respect to obligations or liabilities which accrue hereunder, as of such cancellation date in the same manner as if such cancellation date were the date originally fixed for the expiration of the Term hereof. Without limitation, Landlord may lease the Premises to the prospective assignee or subtenant, without liability to the Tenant. Landlord's failure to exercise any right hereunder shall not waive Landlord's right as to any subsequent proposed assignment or sublease, nor shall any such failure be deemed to constitute Landlord's approval of the proposed assignment or sublease.

     d. In respect of any proposed assignment or sublease that is not a Permitted Transfer, if Landlord does not cancel this Lease, Landlord shall, within thirty (30) days after Landlord's receipt of Tenant's written request to the proposed assignment or sublease, notify Tenant whether Landlord consents or withholds its consent to the proposed sublease or assignment, which consent may be withheld in Landlord's sole discretion. If Landlord fails to so notify Tenant within such thirty (30) day period, Landlord shall be deemed to have consented to such assignment or sublease. To the extent the rentals or income derived from any sublease or assignment exceed the rentals due hereunder, fifty percent (50%) of such excess rentals and income (after payment of reasonable and customary third party out of pocket costs actually paid by Tenant in connection with such assignment or sublease, evidence of which shall be provided to Landlord) shall be the property of and paid over to Landlord in consideration for Landlord's consent to the applicable assignment or sublease.

     e. Landlord shall have the right to transfer and assign, in whole or in part, any of its rights under this Lease, and in the Building and the Project, and in the event the assignee assumes all the obligations of Landlord hereunder, Landlord shall by virtue of such transfer or assignment be released from such obligations accruing after the date of such transfer or assignment, but shall remain liable for all such obligations accruing on or before the date of such transfer or assignment.

12.  Insurance; Fire and Casualty Damage; Waiver of Subrogation.

     a. Landlord agrees to maintain standard all-risk property insurance covering the Building in an amount not less than the full replacement cost thereof. Such insurance shall be for the sole benefit of Landlord and under its sole control. Any insurance provided for in this subparagraph 12(a) may be effected by self-insurance or by a policy or policies of blanket insurance covering additional items or locations or assureds.

     b. Tenant, at its expense, shall procure maintain during the Term of this Lease special form all risk property insurance covering the full replacement cost of all property and improvements installed or placed in the Premises, including without limitation the tenant improvements described in Exhibit D attached hereto; worker's compensation insurance with no less that the minimum limits required by law and employer's liability insurance with a minimum limit of One Million and 00/100 Dollars ($1,000,000) per occurrence. Tenant shall also, at Tenant's sole cost and expense, for the benefit of Landlord, Landlord's manager and Tenant, maintain comprehensive commercial general liability with broad liability endorsement insurance against claims for personal injury, death or property damage occurring upon, in or about the Premises. Such insurance shall afford protection to Landlord, its managing agent and Tenant to the limit of not less than Three Million and 00/100 Dollars ($3,000,000.00) per occurrence, Three Million and 00/100 Dollars ($3,000,000.00) aggregate, combined single limit bodily injury and property damage. An increased coverage excess or umbrella policy may be provided and utilized by Tenant to increase the coverage provided by individual or blanket policies in lower amounts to achieve the required aggregate coverage, provided that such policies otherwise comply with the provisions of this Section 12. Such policies of insurance shall insure on an occurrence and not a claims-made basis, be written in companies reasonably satisfactory to Landlord, name Landlord, Landlord's directors, officers, shareholders, agents and employees as additional insureds thereunder, not be cancelable unless 30 days prior written notice shall have been given to Landlord, and such policies, or a memorandum or certificate of such insurance, shall, prior to Tenant taking possession of the Premises, be delivered to Landlord endorsed "Premium Paid" by the company or agency issuing the same or accompanied by other evidence satisfactory to Landlord that the premium thereon has been paid.

     c. If the Premises or the Building (including machinery or equipment used in its operation) shall be damaged by fire or other casualty and if such damage does not render all or a substantial portion of the Premises or the Building untenantable, then Landlord shall repair and restore the same with reasonable promptness, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord's reasonable control but Landlord shall not be obligated to expend therefor an amount in excess of the proceeds of insurance recovered with request thereto. If any such damage renders all or a substantial portion of the Premises or the Building untenantable, Landlord shall, within sixty (60) days of such damage or destruction, deliver to Tenant an estimate (the "Estimate") of the duration of the period in which the Premises will be untenantable, as reasonably determined by Landlord. If such estimated period shall be for more than one hundred eighty (180) days from the date of such damage, then Landlord, or Tenant if in addition thereto at least fifty percent (50%) of the Premises is untenantable, shall have the right to terminate this Lease (with appropriate prorations of Rent being made for Tenant's possession subsequent to the date of such damage of those tenantable portions of the Premises) upon giving written notice to the other within fifteen (15) days after the delivery to Tenant of Landlord's repair estimate. Unless this Lease is terminated as provided in the preceding sentence and so long as such damage does not result from Tenant's fault or neglect, Landlord shall proceed with reasonable promptness to repair and restore the Premises, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord's reasonable control. Landlord shall have no liability to Tenant, and except as provided below, Tenant shall not be entitled to terminate this Lease by virtue of any delays in completion of such repairs and restoration. However, provided that in the event Landlord fails to substantially complete such rebuilding or repairs to the Premises within the estimated period of time set forth in the Estimate (which period shall be extended for Reconstruction Delays), then Tenant may, at its option, terminate this Lease by delivering written notice of termination to Landlord on or before the earlier to occur of (i) fifteen (15) days after the expiration of the time period set forth in the Estimate, and (ii) substantial completion of the rebuilding or repair of the Premises. For purposes of this Lease, the term "Reconstruction Delays" shall mean (x) any delays caused by Tenant; and
         (y) any delays caused by events of force majeure. Rent shall abate on those portions of the Premises as are, from time to time, untenantable as a result of such damage (except fires or casualties resulting from Tenant's fault or neglect). Notwithstanding anything to the contrary herein set forth, Landlord shall have no duty pursuant to this Paragraph 12(c) to repair or restore any portion of the alterations, additions or improvements in the Premises or the decoration thereto except to the extent that such alterations, additions, improvements and decoration were provided by Landlord, at Landlord's cost, at the beginning of the Term.

     d. Notwithstanding Landlord's restoration obligation, in the event any mortgagee under a deed of trust, security agreement or mortgage on the Building should require that the insurance proceeds be used to retire or reduce the mortgage debt or if the insurance company issuing Landlord's fire and casualty insurance policy fails or refuses to pay Landlord the proceeds under such policy, Landlord shall have no obligation to rebuild and this Lease shall terminate upon notice by Landlord to Tenant.

     e. Notwithstanding anything to the contrary set forth in this Lease, Landlord and Tenant hereby waive any rights they may have against the other (including, but not limited to, a direct action for damages) on account of any loss or damage occasioned to Landlord or Tenant, as the case may be, TO THEIR RESPECTIVE PROPERTY, THE PREMISES, ITS CONTENTS OR TO ANY OTHER PORTION OF THE BUILDING OR THE PROJECT ARISING FROM ANY RISK (WITHOUT REGARD TO THE AMOUNT OF COVERAGE OR THE AMOUNT OF DEDUCTIBLE) COVERED BY OR WHICH WOULD BE COVERED BY THE ALL RISK REPLACEMENT COST PROPERTY INSURANCE REQUIRED TO BE CARRIED BY TENANT AND LANDLORD, RESPECTIVELY, UNDER SUBPARAGRAPHS 12(a) AND 12(b) ABOVE (EVEN IF (i) SUCH LOSS OR DAMAGE IS CAUSED BY THE FAULT, NEGLIGENCE OR OTHER TORTIOUS CONDUCT, ACTS OR OMISSIONS OF THE RELEASED PARTY OR THE RELEASED PARTY'S DIRECTORS, EMPLOYEES, AGENTS OR INVITEES, OR (ii) THE RELEASED PARTY IS STRICTLY LIABLE FOR SUCH LOSS OR DAMAGE). The foregoing waiver shall be effective even if either or both parties fail to carry the insurance required by subparagraphs 12(a) and 12(b) above. If a party waiving rights under this Paragraph is carrying an all risk full replacement cost insurance policy in the promulgated form used in the State of Texas and an amendment to such promulgated form is passed, such amendment shall be deemed not a part of such promulgated form until it applies to the policy being carried by the waiving party. Without in any way limiting the foregoing waivers and to the extent permitted by applicable law, the parties hereto each, on behalf of their respective insurance companies insuring the property of either Landlord or Tenant against any such loss, waive any right of subrogation that Landlord or Tenant or their respective insurers may have against the other party or their respective officers, directors, employees, agents or invitees and all rights of their respective insurance companies based upon an assignment from its insured. Each party to this Lease agrees immediately to give to each such insurance company written notification of the terms of the mutual waivers contained in this Paragraph and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waivers. The foregoing waiver shall be effective whether or not the parties maintain the required insurance.

13.  Liability.

     a. Subject to Landlord's express waivers under Paragraph 12(e) above, Tenant agrees to indemnify and save Landlord and Landlord's directors, officers, shareholders, agents and employees harmless against and from any and all claims by or on behalf of any person or persons, firm or firms, corporation or corporations, arising from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed, pursuant to the terms of this Lease, or arising from the use of the Premises or any act or negligence on the part of Tenant or its agents, contractors, servants, employees or licensees, or arising from any accident, injury or damage to the extent caused by Tenant, its agents, and employees to any person, firm or corporation occurring during the Term of this Lease or any renewal thereof, in or on the Premises and Project, and from and against all costs, reasonable counsel fees, expenses and liabilities incurred in or about any such claim or action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord, and Landlord's directors, officers, shareholders, agents and employees by reason of any such claim, Tenant, upon notice from

         Landlord, covenants to resist or defend such action or proceeding by counsel reasonably satisfactory to Landlord.

     b. Tenant agrees, to the extent not expressly prohibited by law, that Landlord and Landlord's directors, officers, shareholders, agents, employees and servants shall not be liable to Tenant for any injury to person or damage to property sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in the Premises or any other portion of the Project caused by the Premises or any other portion of the Building becoming out of repair or by defect in or failure of equipment, pipes, or wiring, or by broken glass, or by the backing up of drains, or by gas, water, steam, electricity, or oil leaking, escaping or flowing into the Premises (except where due to Landlord's gross negligence or willful failure to make repairs required to be made pursuant to other provisions of this Lease, after the expiration of a reasonable time after written notice to Landlord of the need for such repairs), nor shall Landlord be liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of other tenants of the Building or of any other persons whomsoever, including, but not limited to riot, strike, insurrection, war, court order, requisition, order of any governmental body or authority, acts of God, fire or theft.

     c. Tenant shall comply with all applicable laws and ordinances, all orders and decrees of court and all requirements of other governmental authorities, and shall not, directly or indirectly, make any use of the Premises which may thereby be prohibited or be dangerous to person or property or which may jeopardize any insurance coverage, or may increase the cost of insurance or require additional insurance coverage. If by reason of the failure of Tenant to comply with the provisions of this Paragraph 13, any insurance coverage is jeopardized or insurance premiums are increased, Landlord shall have the option either to terminate this Lease or to require Tenant to make immediate payment of the increased insurance premium.

     d. Landlord shall be responsible for compliance with all applicable laws and ordinances, all orders and decrees of court and all requirements of other governmental authorities with respect to the Building shell and the common areas of the Project and Landlord shall not make any use of the common areas of the Project which may thereby be prohibited or be dangerous to person or property or which may jeopardize any insurance coverage required to be carried by Tenant hereunder. Landlord represents that the Building shell has passed all inspections required by the City of Coppell applicable thereto.

     e. The provisions of this Paragraph shall survive the expiration or sooner termination of this Lease. If Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the right, title and interest of Landlord in the Project as the same may then be encumbered and Landlord shall not be liable for any deficiency.

     f. In no event shall Landlord be liable to Tenant for consequential or special damages by reason of a failure to perform (or a default) by Landlord hereunder or otherwise. In no event shall Tenant have the right to levy execution against any property of Landlord other than its interest in the Project as hereinbefore expressly provided.

14.  Condemnation.

     a. If the whole of or any substantial part of the Premises is taken by any public authority under the power of eminent domain, or taken in any manner for any public or quasi-public use, so as to render (in Landlord's reasonable judgment) the remaining portion of the Premises unsuitable for the purposes intended hereunder, then the Term of this Lease shall cease as of the day possession shall be taken by such public authority and Landlord shall make a pro rata refund of any prepaid rent. All damages awarded for such taking under the power of eminent domain or any like proceedings shall belong to and be the property of Landlord, and Tenant hereby assigns to Landlord its interest, if any, in said award. In the event that fifty percent (50%) or more of the Building area or appurtenances or fifty percent (50%) or more of the value of the Building is taken by public authority under the power of eminent domain, then, at Landlord's option, by written notice to Tenant mailed within sixty (60) days from the date possession shall be taken by such public authority, Landlord may terminate this Lease effective upon a date within ninety (90) days from the date of such notice to Tenant. Further, if the whole or any part of the Premises is taken by public authority under the power of eminent domain, or taken in any manner for any public or quasi-public use, so as to render the remaining portion of the Premises unsuitable, in Tenant's reasonable opinion, for the purposes intended hereunder, upon delivery of possession to the condemning authority pursuant to the proceedings, Tenant may, at its option, terminate this Lease as to the remainder of the Premises by written notice to Landlord. Such notice is to be given to Landlord within thirty (30) days after Tenant receives notice of the taking. Tenant shall not have the right to terminate this Lease pursuant to the proceeding sentence unless (i) the business of Tenant conducted in the portion of the Premises taken cannot, in Tenant's reasonable judgment, be carried on with substantially the same utility and efficiency in the remainder of the Premises (or any substitute space securable by Landlord pursuant to clause (ii) hereof); and (ii) Tenant cannot secure substantially similar (in Tenant's reasonable judgment) alternate space upon the same terms and conditions as set forth in this Lease (including rental) from Landlord in the Building. Any notice of termination shall specify the date, no more than sixty (60) days after the giving of such notice as the date, for such termination.

     b. Anything in this Paragraph 14 to the contrary notwithstanding, Tenant shall have the right to prove in any condemnation proceedings and to receive any separate award which may be made for damages to or condemnation of Tenant's moveable trade fixtures and equipment, for moving expenses, and for loss of the value of this Lease, including increased rent payable for a new location and additional costs incurred with execution of a replacement lease; provided however, Tenant shall in no event have any right to receive any award with respect to any interest in the Building (including any loss of Tenant Improvements or Tenant Alterations). Anything in this Paragraph 14 to the contrary notwithstanding, in the event of a partial condemnation of the Building or Premises and this Lease is not terminated, Landlord shall, at its sole cost and expense and as soon as reasonably practicable, restore the Building and Premises to a complete architectural unit and the Base Rent provided for herein during the period from and after the date of delivery of possession pursuant to such proceeding to the termination of this Lease shall be reduced to a sum equal to the product of the Base Rent provided for herein multiplied by a fraction, the numerator of which is the number of square feet in the Premises after such taking and after the same has been restored to a complete architectural unit, and the denominator of which is the number of square feet in the Premises prior to such taking, which shall be further equitably adjusted to account for lost parking spaces.

15.  Relocation.  Intentionally deleted

16. Holding Over. At the termination of this Lease by lapse of time or otherwise, Tenant will deliver immediate possession to Landlord. In the event Tenant or any party under Tenant claiming rights to this Lease, retains possession of the Premises after the expiration or earlier termination of this Lease, such possession shall constitute and be construed as a tenancy at will only, subject, however, to all of the terms, provisions, covenants and agreements on the part of Tenant hereunder; such parties shall be subject to immediate eviction and removal in accordance with applicable law and Tenant or any such party shall pay Landlord as rent for the period of such holdover an amount equal to one and one-half (1 1/2) times the Base Rent in effect immediately preceding expiration or termination, as applicable, prorated on a daily basis, plus Tenant's Proportionate Share of the Operating Expenses. Tenant shall also pay any and all direct damages sustained by Landlord as a result of such holdover. The rent during such holdover period shall be payable to Landlord from time to time on demand; provided, however, if no demand is made during a particular month, holdover rent accruing during such month shall be paid in accordance with the provisions of Paragraphs 2 and 4 above. Tenant will vacate the Premises and deliver same to Landlord immediately upon Tenant's receipt of notice from Landlord to so vacate. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend the Term of this Lease; no payments of money by Tenant to Landlord after the expiration or earlier termination of this Lease shall reinstate, continue or extend the Term of this Lease; and no extension of this Lease after the expiration or earlier termination thereof shall be valid unless and until the same shall be reduced to writing and signed by both Landlord and Tenant.

17. Quiet Enjoyment. Provided Tenant timely pays rent hereunder and observes and performs all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have the quiet possession of the Premises for the entire Term hereof, subject to all of the provisions of this Lease and all laws and restrictive covenants to which the Project is subject.

18. Events of Default. The following events shall be events of default by Tenant under this Lease:

     a. With respect to the first two (2) failures within any twelve (12) month period during the Term, the failure of Tenant to pay to Landlord any installment of the rent herein reserved when due, or any payment with respect to operating expenses hereunder when due, or any other payment or reimbursement to Landlord required herein when, due, and such failure shall continue for a period of ten (10) days after written notice to Tenant. With respect to any other payment of rent, payment with respect to operating expenses or any other payment or reimbursement, the failure of Tenant to pay Landlord such amount when due, it being agree that after the first two (2) failures in any twelve
         (12) month period, no notice of the delinquent payment shall be required.

     b. Tenant shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

     c. Tenant shall file a petition under any section or chapter of the Federal Bankruptcy Code, as amended, or under any similar law or statute of the United States or any State thereof: or Tenant shall be adjudged bankrupt or insolvent in proceedings filed against Tenant thereunder.

     d. A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant.

     f. Tenant shall fail to comply with any term, provision or covenant of this Lease (other than the foregoing in this Paragraph 18), and shall not cure such failure within thirty (30) days after written notice thereof to Tenant, provided it such failure is not capable of being cured using diligent efforts, Tenant shall commence such cure within such thirty (30) period and thereafter diligently pursue its completion.

         In the event Tenant fails to take possession of and occupy the Premises within thirty (30) days following the Commencement Date or if Tenant vacates all or substantially all of the Premises for any period of thirty (30) or more consecutive days (other than a vacancy due to a casualty or condemnation), Tenant shall keep all Building systems in the Premises operating at levels necessary to prevent damage to the Building or the Building systems, as reasonably determined by Landlord.

19. Remedies. Upon the occurrence of any such events of default described in Paragraph 18 hereof, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:

     a. Terminate this Lease, in which event, Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, by force if necessary, without being liable for prosecution or any claim of damages therefor. Landlord shall be entitled to recover all loss and damage Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise, including without limitation, the following (without duplication of any element of damages):

         (i) accrued rent to the date of termination and late charges, brokers' fees and commissions, attorneys' fees, moving allowances and any other costs incurred by Landlord in connection with making or executing this Lease, the cost of recovering the Premises and the costs of reletting the Premises (including, without limitation, advertising costs, brokerage fees, leasing commissions, reasonable attorneys' fees and refurbishing costs and other costs in readying the Premises for a new tenant, multiplied by a fraction, the numerator of which is the number of months then remaining in the Term of this Lease and the denominator of which is the total number of months in the new tenant's lease); and

         (ii) the present value of the rent (discounted at a rate of interest equal to eight percent [8%] per annum [the "Discount Rate"]) that would have accrued under this Lease for the balance of the Term but for such termination, reduced by the present value of the reasonable fair market rental value of the Premises for such balance of the Term (discounted at the Discount Rate).

     b. Without judicial process, immediately terminate Tenant's right of possession of the Premises (whereupon all obligations and liability of Landlord hereunder shall terminate), but not terminate this Lease, and, without notice, demand or liability, enter upon the Premises or any part thereof, take absolute possession of the same, expel or remove Tenant and any other person or entity who may be occupying the Premises and change the locks. If Landlord terminates Tenant's possession of the Premises under this subparagraph 19(b), (i) Landlord shall have no obligation whatsoever to tender to Tenant a key for new locks installed in the Premises, (ii) Tenant shall have no further right to possession of the Premises and (iii) Landlord will have the right to relet the Premises or any part thereof on such terms as Landlord deems advisable, taking into account the factors described in subparagraph 19(d). Any rent received by Landlord from reletting the Premises or a part thereof shall be applied first, to the payment of any amounts other than rent due hereunder from Tenant to Landlord (in such order as Landlord shall designate), second, to the payment of the reletting expenses (which shall mean the product of the expenses of reletting, including, without limitation, refurbishing costs, advertising costs, brokerage fees, and leasing commissions, legal, and other reasonably necessary expenses, multiplied by a fraction, the numerator of which is the number of months then remaining in the Term of this Lease and the denominator of which is the total number of months in the new tenant's lease), and third, to the payment of rent due and unpaid hereunder (in such order as Landlord shall designate), and Tenant shall satisfy and pay to Landlord any deficiency upon demand therefor from time to time.

         Landlord shall not be responsible or liable for any failure to relet the Premises or any part thereof or for any failure to collect any rent due upon any such reletting. However, to the extent required by law, Landlord shall use reasonable efforts to mitigate its damages resulting from Tenant's default hereunder. No such re-entry or taking of possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such termination is given to Tenant pursuant to subparagraph 19(a) above. If Landlord relets the Premises, either before or after the termination of this Lease, all such rentals received from such lease shall be and remain the exclusive property of Landlord and Tenant shall not be, at any time, entitled to recover any such rental. Landlord may at any time after a reletting elect to terminate this Lease.

     c. Without judicial process, enter upon the Premises and do whatever Tenant is obligated to do under the terms of this Lease and Tenant agrees to reimburse Landlord on demand for any reasonable expenses which Landlord may incur in effecting compliance with Tenant's obligations under this Lease.

     d. For purposes of determining any recovery of rent or damages by Landlord that depends upon what Landlord could collect by using reasonable efforts to relet the Premises, whether the determination is required under subparagraph 19(b) or otherwise, it is understood and agreed that:

         (i) Landlord may reasonably elect to lease other comparable, available space in the Building, if any, before reletting the Premises.

         (ii) Landlord may reasonably decline to incur out-of-pocket costs to relet the Premises, other than customary leasing commissions and legal fees for the negotiation of a lease with a new tenant.

         (iii) Landlord may reasonably decline to relet the Premises at rental rates below the lesser of (A) the rental rate set forth in this Lease or (B) the then prevailing market rental rates, because of the negative impact lower rental rates would have on the value of the Building and because of the uncertainty of actually receiving from Tenant the greater damages that Landlord would suffer from and after reletting at the lower rates.

         (iv) Before reletting the Premises to a prospective tenant, Landlord may reasonably require the prospective tenant to demonstrate the same financial condition that Landlord would require as a condition to leasing other space in the Project to the prospective tenant.

         Listing the Premises with a broker and advertising the Premises for lease in a manner consistent with parts (i) through (iv) above shall constitute prima facie evidence of reasonable efforts on the part of Landlord to relet the Premises.

     e. In the event Tenant fails to pay any installment of Base Rent, Operating Expense Payments, or any reimbursement, additional rental, or any other payment hereunder as and when such payment is due, to help defray the additional cost to Landlord for processing such late payments Tenant shall pay to Landlord on demand a late charge in an amount equal to five percent (5%) of such installment, reimbursement, additional rental or any other payment and the failure to pay such late charge within ten (10) days after demand therefor shall be an event of default hereunder. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting

         Landlord's remedies in any manner. Notwithstanding the foregoing, Landlord shall not charge a late charge on the first two (2) late payments in any twelve (12) month period so long as such late payments are made within ten (10) days after written notice that such payments were not made when due.

     f. Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. No act or thing done by the Landlord or its agents during the Term hereby granted shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of said Premises shall be valid unless in writing signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained. Landlord's acceptance of the payment of rental or other payments hereunder after the occurrence of an event of default shall not be construed as a waiver of such default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default or of Landlord's right to enforce any such remedies with respect to such default or any subsequent default. If, on account of any event of default by Tenant in Tenant's obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney concerning or to enforce or defend any of Landlord's rights or remedies hereunder, Tenant agrees to pay any reasonable attorney's fees so incurred.

     g. Notwithstanding anything herein to the contrary, except as set forth in Paragraph 25(b), in no event will the measure of damages include, nor will Tenant be liable to Landlord for, any amounts for loss of profits, income or savings or indirect, consequential or punitive damages.

20. Landlord's Default, Remedies. Notwithstanding any other provision hereof, if Landlord fails to perform any maintenance or repair obligation of Landlord as set forth herein and (i) the lack of such maintenance and repair by Landlord materially impairs Tenant's use of or access to the Premises, (ii) the need for such maintenance and repair is not caused by Tenant or Tenant's contractors, agents or employees, and (iii) Landlord fails to make any required repairs within thirty (30) days after the receipt of Tenant's written notice or, in the event the nature of Landlord's obligation is such that more than thirty
(30) days are required for its performance and Landlord fails to commence performance within the thirty (30) day period and thereafter diligently pursue the completion of same using commercially reasonable efforts, Tenant may, at its option, make such repair or replacement on Landlord's behalf and recover from Landlord Tenant's reasonable out-of-pocket costs and expenses in connection with the exercise of such right; provided that if the repair or replacement affects any portion of the Building which are the subject of any warranty or maintenance/service agreement (such as, without limitation, the roof), Tenant shall use Landlord's designated contractor (or other contractor reasonably acceptable to Landlord) for such repair and/or replacement so as not to impair or invalidate the warranty or maintenance/service agreement. In the case of any damage to such components or systems caused by Tenant or Tenant's agents, employees or contractors, the cost to repair the same shall be paid for by Tenant. Landlord shall reimburse Tenant for such reasonable out-of-pocket costs within thirty (30) days after receipt of an invoice therefor. Further, if Landlord fails to provide Tenant with access to the roof in violation of Paragraph 3(b) of this Lease and such failure continues for a period of ten (10) days after Landlord's receipt of written notice thereof, Tenant shall be entitled to access the roof for the purposes set forth in

Paragraph 3(b) without the consent of Landlord; provided that such access shall be subject to the terms and conditions of Paragraph 3(b) hereof.

21.  Subordination.

     a. This Lease and all rights of Tenant hereunder are subject and subordinate (i) to any mortgage or deed of trust, blanket or otherwise, which does now or may hereafter affect the Building (and which may also affect other properties) and (ii) to any and all increases, renewals, modifications, consolidations, replacements and extensions of any such mortgage or deed of trust. Tenant shall within ten (10) days from Landlord's demand, execute, acknowledge and deliver to Landlord any and all instruments and certificates that may be necessary or proper to more effectively subordinate this Lease and all rights of Tenant hereunder to any such mortgage or deed of trust or to confirm or evidence such subordination. Tenant covenants and agrees, in the event any proceedings are brought for the foreclosure of any such mortgage or if the Building be sold pursuant to any such deed of trust, to attorn to the purchaser, upon any such foreclosure sale or trustee's sale if so requested by such purchaser and to recognize such purchaser as the landlord under this Lease. As of the date of this Lease, there is no mortgage or deed of trust covering the Building. In the event a mortgage or deed of trust is placed on the Building subsequent to the date of this Lease, upon written request by Tenant, Landlord will use reasonable efforts to obtain a non-disturbance, subordination and attornment agreement from the holder of such future mortgage or deed of trust on such mortgage holder's then current standard form of agreement. "Reasonable efforts" of Landlord shall not require Landlord to incur any cost, expense or liability to obtain such agreement, it being agreed that Tenant shall be responsible for any fee or review costs charged by such mortgage holder. Notwithstanding the foregoing in this Paragraph 21(a) to the contrary, Tenant's agreement to subordinate this Lease to a future mortgage or deed of trust, is conditioned upon Tenant's receipt of a non-disturbance, subordination, and attornment agreement in favor of Tenant from any mortgagee who comes into existence after the Commencement Date. Such non-disturbance, subordination, and attornment agreement in favor of Tenant shall provide that, so long as Tenant is paying the Rent due under the Lease and is not otherwise in default under the Lease beyond any applicable cure period, its right to possession and the other terms of the Lease shall remain in full force and effect (Tenant's Non-Disturbance Rights"). Such non-disturbance, subordination, and attornment agreement may include other commercially reasonable provisions in favor of the mortgagee.

     b. Tenant agrees to execute and deliver at any time and from time to time, upon the request of Landlord or of any holder(s) of any of the indebtedness or other obligations secured by any of the mortgages or deeds of trust referred to in this Paragraph, any instruments or certificates which, in the sole judgment of the Landlord or of such holder(s), may be necessary or appropriate in any such foreclosure proceeding or otherwise to evidence such attornment, provided such instruments or certificates are in forms reasonably acceptable to Tenant and so long as such holder(s) confirms Tenant's Non-Disturbance Rights.

     c. Tenant agrees that the holder of any mortgage or deed of trust covering the Building may elect (which election shall be revocable) to have this Lease superior to any lien of its mortgage or deed of trust and, in the event of such election and upon notification by such mortgagee or trustee to Tenant to that effect, this Lease shall be deemed superior to the said mortgage or deed of trust, whether this Lease is dated prior to or subsequent to the date of said mortgage or deed of trust.

22.  Waiver of Trial by Jury and Texas Deceptive Trade Practices Act.

     a. LANDLORD AND TENANT WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS LEASE. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY TENANT, AND TENANT ACKNOWLEDGES THAT NEITHER LANDLORD NOR ANY PERSON ACTING ON BEHALF OF LANDLORD HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT.

     b. Tenant represents that Tenant is not a "consumer" as defined under the Texas Deceptive Trade Practices - Consumer Protection Act, Section
         17.41 et. seq. of the Texas Business and Commerce Code.

23. Mechanic's Liens. Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord in the Premises, including those who may furnish materials or perform labor for any construction or repairs, and each such claim shall affect and each such lien shall attach to, if at all, only the leasehold interest granted to Tenant by this instrument. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises on which any lien is or can be asserted and that it will save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Landlord in the Premises or under the terms of this Lease. In the event a lien is filed against the Building, the Project or the Premises as a result of work performed by or on behalf of Tenant, Tenant shall within ten (10) days of receiving such notice of lien or claim cause such lien to be released of record (by payment or bond). Nothing in the Paragraph 23 shall impair Tenant's right to contest the lien or claim in good faith by appropriate proceedings, and in the event of such protest, Tenant shall pay promptly any final adverse judgment entered in any such proceeding.

24.  Rent Payments and Notices.

     a. All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord c/o Transwestern Commercial Services, P.O. Box 797544, Dallas, Texas 75379-7544 or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such rent and other amounts have been actually received by Landlord.

     b. Any notice or communication (other than payments to Landlord required hereunder) required or permitted in this Lease shall be given in writing, sent by (a) personal delivery, with proof of delivery, (b) expedited delivery service, with proof of delivery, or (c) United States mail, postage prepaid, registered or certified mail, return receipt requested or, addressed as provided below or to such other address or to the attention of such other person as shall be designated from time to time in writing by the applicable party and sent in accordance herewith. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein.

         Landlord:                                          Tenant:

         AmberPoint at Coppell, L.L.C.,              Somera Communications, Inc.
         c/o Transwestern Commercial Services        5383 Hollister Avenue
         Attn:  Property Manager                     Santa Barbara, CA 93111
         17177 Preston Road                          Attention: Senior Vice
         Suite 140                                              President of
         Dallas, Texas 75244                                    Operations

                                                     With a copy to
                                                     Somera Communications, Inc.
                                                     5383 Hollister Avenue
                                                     Santa Barbara, CA 93111
                                                     Attention: Vice President
                                                                and General
                                                                Counsel

     c. All parties included within the terms "Landlord" and "Tenant", respectively, shall be bound by notices given in accordance with the provisions of this Paragraph to the same effect as if each had received such notice.

25.  Environmental Requirements.

     a. Except for Hazardous Material (hereinafter defined) contained in products used and stored by Tenant in de minimis quantities for ordinary cleaning and office purposes, Tenant shall not permit or cause any party to bring any Hazardous Material upon the Premises or transport, store, use, generate, manufacture or release any Hazardous Material in or about the Premises or the Project without Landlord's prior written consent. Tenant, at its sole cost and expense, shall operate its business in the Premises in strict compliance with all Environmental Requirements (hereinafter defined) and shall remediate in a manner satisfactory to Landlord any Hazardous Materials released on or from the Project by Tenant, its agents, employees, contractors, subtenants or invitees. Tenant shall complete and certify to disclosure statements as requested by Landlord from time to time relating to Tenant's transportation, storage, use, generation, manufacture or release of Hazardous Materials on the Premises or the Project. The term "Environmental Requirements" means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any governmental authority or agency regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. The term "Hazardous Materials" means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas, synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas) and toxic mold. As defined in Environmental Requirements, Tenant is and shall be deemed the "operator" of Tenant's "facility" and the "owner" of all Hazardous Materials brought on the Premises by Tenant, its agents, employees, contractors or invitees, and the wastes, by-products or residues generated, resulting or produced therefrom.

     b. TENANT SHALL INDEMNIFY, DEFEND AND HOLD LANDLORD HARMLESS FROM AND AGAINST ANY AND ALL LOSSES (INCLUDING WITHOUT LIMITATION, DIMINUTION IN VALUE OF THE PREMISES OR THE PROJECT AND LOSS OF RENTAL INCOME FROM THE PROJECT), CLAIMS, DEMANDS, ACTIONS, SUITS, DAMAGES (INCLUDING WITHOUT

         LIMITATION, PUNITIVE DAMAGES), EXPENSES (INCLUDING WITHOUT LIMITATION, REMEDIATION, REMOVAL, REPAIR, CORRECTIVE ACTION, OR CLEANUP EXPENSES) AND COSTS (INCLUDING WITHOUT LIMITATION, ACTUAL ATTORNEYS' FEES, CONSULTANT FEES OR EXPERT FEES AND FURTHER INCLUDING WITHOUT LIMITATION, REMOVAL OR MANAGEMENT OF ANY ASBESTOS BROUGHT INTO THE PREMISES OR DISTURBED IN BREACH OF THE REQUIREMENTS OF THIS PARAGRAPH 25, REGARDLESS OF WHETHER SUCH REMOVAL OR MANAGEMENT IS REQUIRED BY
         LAW) WHICH ARE BOUGHT OR RECOVERABLE AGAINST, OR SUFFERED OR INCURRED BY LANDLORD AS A RESULT OF ANY RELEASE OF HAZARDOUS MATERIALS FOR WHICH TENANT IS OBLIGATED TO REMEDIATE AS PROVIDED ABOVE OR ANY OTHER BREACH OF THE REQUIREMENTS UNDER THIS PARAGRAPH 25 BY TENANT, ITS AGENTS, EMPLOYEES, CONTRACTORS, SUBTENANTS, ASSIGNEES OR INVITEES, REGARDLESS OF WHETHER TENANT HAD KNOWLEDGE OF SUCH NONCOMPLIANCE. The obligations of Tenant under this Paragraph 25 shall survive any termination of this Lease. Further, in the event a lawsuit is filed against Landlord as a result of any release of Hazardous Materials for which Tenant is obligated to remediate as provided above or any other breach of the requirements under this Paragraph 25 by Tenant, its agents, employees, contractors, subtenants, assignees or invitees, AND SUCH LAWSUIT CONTAINS ALLEGATIONS AGAINST LANDLORD BASED ON LANDLORD'S NEGLIGENCE OR ALLEGING LANDLORD IS STRICTLY LIABLE AND LANDLORD IS NOT FOUND TO BE NEGLIGENT OR STRICTLY LIABLE, TENANT SHALL INDEMNIFY LANDLORD FROM AND AGAINST ALL COSTS ASSOCIATED WITH SUCH LAWSUIT, INCLUDING ATTORNEYS' FEES AND COURT COSTS.

     c. Tenant shall complete and deliver the Environmental Questionnaire attached hereto as Exhibit F (the "Questionnaire") on or before Tenant occupies the Premises. Tenant represents and warrants to Landlord, with the understanding that Landlord will rely on same, that the Questionnaire, when delivered to Landlord will be true and correct and will not contain any material misrepresentations or omissions. Landlord's obligations hereunder are subject to Landlord's receipt and approval of the Questionnaire.

26. Rules and Regulations. Tenant shall, at all times during the Term of this Lease, comply with all rules and regulations at any time or from time to time established by Landlord covering the use of the Premises and the Project, provided such rules and regulations are applicable to all tenants in the Project. Landlord shall not discriminate against Tenant in enforcement of the rules and regulations. The current rules and regulations applicable to the Project are attached as Exhibit I to this Lease. In the event of any conflict between said rules and regulations and other provisions of this Lease, the other terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation to Tenant for the breach of any rules or regulations by other tenants in the Project.

27. Courtesy Patrols. Tenant acknowledges and agrees that, while Landlord may (but shall not be obligated to) patrol the Project, Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claims against Landlord with respect to, any loss by theft or any other damage suffered by Tenant in connection with any unauthorized entry into the Premises or onto the Project or any other breach of security with respect to the Premises or the Project, EVEN IF SUCH LOSS OR DAMAGE IS CAUSED BY OR RESULTS FROM THE NEGLIGENCE (BUT NOT THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF LANDLORD. Tenant shall be responsible for the security of its employees and of the Premises and agrees to provide same at its expense.

28. Parking. Tenant shall be entitled use up to 150 unreserved parking spaces in common with other tenants of the Project in those areas designated for non-reserved parking; provided that up to 5 of such 150 unreserved parking spaces may be designated as visitor spaces. Landlord may allocate parking spaces among Tenant and other tenants in the Project if Landlord determines that such parking facilities are becoming crowded. Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties.

29.  Miscellaneous.

     a. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

     b. The terms, provisions and covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided. Landlord shall have the right to assign any of its rights and obligations under this Lease. Tenant agrees to furnish to Landlord, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of Tenant to enter into this Lease. Tenant does hereby covenant and warrant that Tenant is duly organized and validly existing under the laws of its state of formation, and, if such entity is existing under the laws of a jurisdiction other than Texas, qualified to transact business in Texas, Tenant has full right and authority to enter into this Lease and to perform all Tenant's obligations hereunder, and each person signing this Lease on behalf of Tenant is duly and validly authorized to do so. Landlord does hereby covenant and warrant that Landlord is duly organized and validly existing under the laws of its state of formation, and, is qualified to transact business in Texas to the extent required by Texas law, Landlord has full right and authority to enter into this Lease and to perform all Landlord's obligations hereunder, and each person signing this Lease on behalf of Landlord is duly and validly authorized to do so.

     c. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

     d. Tenant agrees from time to time within fifteen (15) days after request of Landlord, to deliver to Landlord, or Landlord's designee, an estoppel certificate stating that this Lease is in full force and effect, the date to which rent has been paid, the unexpired Term of this Lease and such other matters pertaining to this Lease as may be reasonably requested by Landlord. It is understood and agreed that Tenant's obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord's execution of this Lease.

     e. All obligations and indemnities of either party hereunder not fully performed as of the expiration or earlier termination of the Term of this Lease shall survive the expiration or earlier termination of the Term hereof, including without limitation all payment obligations with respect to Base Rent, Operating Expenses, taxes and insurance and all obligations concerning the condition of the Premises. Tenant shall promptly pay to Landlord such estimated amounts determined in accordance with Paragraph 9. Any amounts held by Landlord in excess of any amounts due by Tenant shall be first credited against the amount payable by Tenant under this Paragraph 29(e) then any excess promptly returned to Tenant.

     f. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the Term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added as a part of this Lease contract a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

     g. This Lease shall not be valid or binding unless and until duly executed by Landlord and Tenant. This Lease, including the exhibits and addenda, embodies the entire agreement between the parties hereto with relation to the transaction contemplated hereby, and there have been and are no oral or other covenants, agreements, representations, warranties or restrictions between the parties hereto, other than those specifically set forth herein. To be effective, any amendment or modification of this Lease must be in writing and signed by Landlord and Tenant. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES HERETO.

     h. Tenant and Landlord warrant that they each have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only Cushman and Wakefield of Texas, Inc., representing Tenant, and Transwestern Commercial Services, Inc., representing Landlord (collectively, the "Broker") and that they know of no other real estate brokers or agents who are or might be entitled to a commission in connection with this Lease. Tenant agrees to indemnify and hold harmless Landlord from and against any liability or claim, whether meritorious or not, arising in respect to brokers and/or agents other than Broker claiming by, through or under Tenant or Cushman and Wakefield or Texas, Inc., including without limitation, Republic Property, Inc. ("Republic"). Landlord agrees to indemnify and hold harmless Tenant from and against any liability or claim, whether meritorious or not, arising in respect to brokers and/or agents other than Broker claiming by, through or under Landlord or Transwestern Commercial Services, Inc. Landlord agrees to pay the commission due to Cushman and Wakefield of Texas, Inc. in connection with this Lease pursuant to the terms of a separate written agreement with such broker. Notwithstanding anything to the contrary set forth herein, Landlord has received a letter dated October 23, 2002 from Republic's attorney, regarding an alleged agreement between Tenant and Republic, whereby Republic claims that it is entitled to receive commissions in connection with this Lease. Landlord and Tenant acknowledge and agree that Landlord shall not be responsible for any payment to Republic and any and all costs and expenses in connection with any claims by Republic for commissions or otherwise in connection with this Lease shall be borne by Tenant.

     i. This Lease shall be governed by and construed in accordance with the laws of the State of Texas.

     j. Time is of the essence in this Lease and in each and all of the provisions hereof. Whenever a period of days is specified in this Lease, such period shall refer to calendar days unless otherwise expressly stated in this Lease.

     k. For any obligation that prescribes action to be taken by Landlord or Tenant, the party taking the action shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, terrorism, criminal acts by third parties, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the reasonable control of such party; provided, however, in no event shall the foregoing apply to the financial obligations of either Landlord or Tenant to the other under this Lease, including Tenant's obligation to pay rent or any other amount payable to Landlord hereunder.

     l. The obligations of Tenant under each indemnity agreement and hold harmless agreement contained herein shall survive the expiration or termination of this Lease.

     m. Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record. Landlord may prepare and file, and upon request by Landlord, Tenant will execute a memorandum of lease.

     n. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

     o. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not constitute a merger of the Landlord's fee estate in the Project and the leasehold interest created hereby; and upon such surrender or cancellation of this Lease, Landlord shall have the option, in Landlord's sole discretion, to (a) either terminate all or any existing subleases or subtenancies, or (b) assume Tenant's interest in any or all subleases or subtenancies. The acquisition by Landlord of Tenant's interests under this Lease shall not result in the merger of Landlord's fee estate with Tenant's leasehold estate.

     p.  To the best of Landlord's actual current knowledge:

                (i)    Landlord holds indefeasible title to the Project;

                (ii) Landlord has not received notice of any pending or threatened litigation or pending or threatened condemnation proceedings that affect, or may affect, the Project;

                (iii) Landlord is a Delaware limited liability company, validly existing and in good standing, with full right, power and authority to enter into this Lease, to consummate this Lease, and to perform the covenants and agreements of Landlord, all as contemplated by this Lease, and all actions necessary to authorize Landlord to enter into and carry out its obligations under this Lease; and

                (iv) Landlord has not (A) made a general assignment for the benefit of creditors; (B) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Landlord's creditors; (C) suffered the appointment of a receiver to take possession of all, or substantially all, of Landlord's assets; (D) admitted in writing Landlord's inability to pay its debts as they come due; or (E) made an offer of settlement, extension, or composition to its creditors generally.

                (v) Landlord has delivered to Tenant that certain Phase I Environmental Site Assessment Update Report for the land located at SEQ Sandy Lake Road and Royal Lane, Coppell, Dallas County, Texas dated December 21, 2001 prepared by HBC Engineering, Inc. Project No. 94017690A (the "Environmental Report"). The Environmental Report is the most recent environmental report in its possession. Landlord makes no representations or warranties regarding the completeness or accuracy of the Environmental Report. To Landlord's actual current knowledge, except as set forth in the Environmental Report, there are no "recognized environmental conditions" (as defined below) present on or in the Project that would have an adverse effect on any occupants of the Project. As used herein, the term "recognized environmental condition" shall have the meaning given to such term in ASTM Standard E 1527-00, entitled Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process.

                As used herein, the phrase "Landlord's actual current knowledge" or similar phrase shall mean the actual current knowledge of John Higgins, Vice President of AmberJack, Ltd., managing member of Landlord, without duty of inquiry. Landlord represents that John Higgins is the employee of AmberJack, Ltd. most likely to have knowledge of the facts represented in this Paragraph 29.

30. Exhibits and Attachments All exhibits, attachments, riders and addenda referred to in this Lease are incorporated in this Lease and made a part hereof for all intents and purposes.

         Exhibit A     Description of Premises
         Exhibit B     Legal Description of Land
         Exhibit C     Project Site Plan
         Exhibit D     Work Letter
         Exhibit E     Acceptance of Premises Memorandum
         Exhibit F     Environmental Questionnaire
         Exhibit G     Sign Criteria
         Exhibit H     Additional Provisions
                       1.  Cancellation Option
                       2.  Renewal Options
                       3.  Right of First Refusal
         Exhibit I     Rules and Regulations
         Exhibit J     Approved Equipment
         Exhibit K     Confidentiality Agreement

                          SIGNATURES ON FOLLOWING PAGE

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date first above written.

LANDLORD:                                          TENANT:

AmberPoint at Coppell, L.L.C., a Delaware          Somera Communications, Inc.,
limited liability company                          a Delaware corporation

By:      Transwestern Property Company
         Southwest, L.P., d/b/a Transwestern
         Commercial Services, as authorized        By:
         Property Manager for AmberPoint at           --------------------------
         Coppell, L.L.C.                           Name: Bill D'Agostino, Jr.
                                                   Title: Senior Vice President,
                                                          Operations
                                                   Date:
                                                        ------------------------

         By:
            -----------------------------------
         Name: Henry J. Knapek
         Title: Senior Vice President
         Date:
              ---------------------------------

         By:
            -----------------------------------
         Name: John M. Fulton
         Title: Senior Vice President
         Date:
              ---------------------------------

                                    EXHIBIT A

                                    PREMISES

This Exhibit is attached to and made a part of that certain Lease Agreement dated as of November 5, 2002, by and between AmberPoint at Coppell, L.L.C., a Delaware limited liability company, as "Landlord", and Somera Communications, Inc., a Delaware corporation, as "Tenant", for the Premises known as AmberPoint Business Park at Coppell, Building 1, Suite 100.

                                    EXHIBIT B

                          LEGAL DESCRIPTION OF THE LAND

This Exhibit is attached to and made a part of that certain Lease Agreement dated as of November 5, 2002, by and between AmberPoint at Coppell, L.L.C., a Delaware limited liability company, as "Landlord", and Somera Communications, Inc., a Delaware corporation, as "Tenant", for the Premises known as AmberPoint Business Park at Coppell, Building 1, Suite 100.

BEING a tract of land out of the Jesse Moore Survey, Abstract No. 968 in the City of Coppell, Dallas County, Texas, and being part of Lot 1, Block A of the Amberpoint Business Park Addition to the City of Coppell as described in Volume 2002023, Page 00071 (D.R.D.C.T.), and being part of a tract of land described in deed to Ballantyne Jack, L.L.C., recorded in Volume 2001173, Page 3803, (D.R.D.C.T.), and being more particularly described as follows:

COMMENCING at a 1/2-inch found iron rod with cap stamped Brittain & Crawford in the centerline of Northpoint Drive (80 foot right-of-way), said point being the northwest corner of a tract of land described in Special Warranty Deed to the City of Coppell as recorded in Volume 96164, Page 207, D.R.D.C.T., and being in the east line of Freeport North Addition, an addition to the City of Coppell, as recorded in Volume 84203, Page 1835, D.R.D.C.T.;

THENCE North 00 degrees 07 minutes 07 seconds East, along said east line, a distance of 30.00 feet to a point on a non-tangent circular curve to the left, having a radius of 410.16 feet and whose chord bears North 75 degrees 33 minutes 23 seconds East, a distance of 220.98 feet, said point being on the north right-of-way line of Northpoint Drive (60 feet wide);

THENCE Northeasterly, along said north right-of-way line and along said circular curve to the left, through a central angle of 31 degrees 15 minutes 17 seconds and an arc distance of 223.74 feet to the point of reverse curvature of a circular curve to the right, having a radius of 480.00 feet and whose chord bears North 68 degrees 41 minutes 11 seconds East, a distance of 146.16 feet;

THENCE Northeasterly, continuing along said north right-of-way line and along said circular curve to the right, through a central angle of 17 degrees 30 minutes 53 seconds and an arc distance of 146.73 feet to the POINT OF BEGINNING;

THENCE North 00 degrees 07 minutes 17 seconds East, along said east line, a distance of 384.27 feet to a 5/8-inch iron rod found for a corner;

THENCE North 00 degrees 56 minutes 17 seconds West, along the east line of said Freeport North Addition, a distance of 90.42 feet to a 1/2-inch iron rod found for a corner;

THENCE North 89 degrees 46 minutes 32 seconds West, along the north line of said Freeport North Addition, a distance of 2.29 feet to a 1/2-inch iron rod found for the southeast corner of Hager Containers Addition, an addition to the City of Coppell, as recorded in Volume 88206, Page 3786, D.R.D.C.T.;

THENCE North 00 degrees 07 minutes 49 seconds East, along the east line of said Hager Containers Addition, a distance of 339.95 feet, to a point for a corner;

THENCE South 89 degrees 56 minutes 23 seconds East, departing said east line, a distance of 842.53 feet, to a point on the west right-of-way-line of said Northpoint Drive (60 feet wide);

THENCE South 00 degrees 03 minutes 37 seconds West, along said west right-of-way line, a distance of 382.77 feet to the point of curvature of a circular curve to the right, having a radius of 420.00 feet and whose chord bears South 45 degrees 02 minutes 07 seconds West, a distance of 593.71 feet;

THENCE Southwesterly, along said northwest right-of-way line and along said circular curve to the right, through a central angle of 89 degrees 57 minutes 00 seconds and an arc distance of 659.37 feet to the point of tangency;

THENCE North 89 degrees 59 minutes 23 seconds West, continuing along said north right-of-way line, a distance of 315.43 feet to the point of curvature of a circular curve to the left, having a radius of 480.00 feet and whose chord bears South 83 degrees 43 minutes 37 seconds West, a distance of 105.07 feet;

THENCE Southwesterly, along said northwest right-of-way line and along said circular curve to the left, through a central angle of 12 degrees 33 minutes 59 seconds and an arc distance of 105.28 feet to the POINT OF BEGINNING AND CONTAINING 637,617 square feet or 14.64 acres of land, more or less.

                                    EXHIBIT C

                                PROJECT SITE PLAN

This Exhibit is attached to and made a part of that certain Lease Agreement dated as of November 5, 2002, by and between AmberPoint at Coppell, L.L.C., a Delaware limited liability company, as "Landlord", and Somera Communications, Inc., a Delaware corporation, as "Tenant", for the Premises known as AmberPoint Business Park at Coppell, Building 1, Suite 100.

                                    EXHIBIT C

                                PROJECT SITE PLAN

                                    EXHIBIT D

                                   WORK LETTER

This Exhibit is attached to and made a part of that certain Lease Agreement dated as of November 5, 2002, by and between AmberPoint at Coppell, L.L.C., a Delaware limited liability company, as "Landlord", and Somera Communications, Inc., a Delaware corporation, as "Tenant", for the Premises known as AmberPoint Business Park at Coppell, Building 1, Suite 100.

1.   APPLICATION OF EXHIBIT

     Capitalized terms used and not otherwise defined herein shall have the same definitions as set forth in the Lease. The provisions of this Work Letter shall apply to the planning and completion of leasehold improvements requested by Tenant (the "Tenant Improvements") for the fitting out of the initial Premises, as more fully set forth herein. The Premises shall initially consist of approximately 15,000 square feet of office space (the "Office Premises"), approximately 30,000 square feet of testing and repair space (the "Testing Premises") and approximately 165,563 square feet of warehouse space (the "Warehouse Premises").

2.   LANDLORD AND TENANT PRE-CONSTRUCTION OBLIGATIONS

     (a) Preliminary Plans. Tenant's architect, Good, Fulton & Farrell ("Tenant's Architect") shall prepare space plans for the Tenant Improvements (the "Preliminary Plans") which shall include, without limitation, architectural, engineering (including mechanical, electrical and plumbing ("MEP"), except for the Warehouse Premises, which shall be provided as required by the City of Coppell by the Contractor's MEP subcontractor)) and design drawings showing the locations of doors, partitioning, electrical fixtures, outlets and switches, plumbing fixtures, floor loads and other requirements, and a list of all specialized installations, improvements upgrade specifications determined by Tenant as required for its use of the Office Premises and the Testing Premises. The Preliminary Plans shall also include Tenant specific preliminary power, phone and data locations in the Warehouse Premises. The costs associated with preparation of the Preliminary Plans shall be borne by Tenant; provided that Landlord shall provide Tenant with an allowance up to $45,000.00 (the "Plan Allowance") to be used solely for the cost of the preparation of the Preliminary Plans and/or the Working Drawings (hereinafter defined). Within thirty (30) days after receipt of invoices for such costs, Landlord shall disburse the Plan Allowance to Tenant or Tenant's Architect up to the actual cost of the preparation of such plans as evidenced by such invoices.

     (b) Working Drawings. Tenant's Architect shall prepare working drawings only for the Tenant Improvements in the Office Premises and the Testing Premises (the "Working Drawings") based upon the Preliminary Plans; provided that the Working Drawings shall include, either in narrative or other form, information to provide the Contractor with adequate detail, all Tenant specific MEP requirements for the Warehouse Premises (other than HVAC requirements), such as the scope and/or specific location of electrical and plumbing improvements (i.e., location of outlets, number of 220v outlets); however, the Working Drawings shall not include complete engineering drawings for the Warehouse Premises. The Working Drawings shall include architectural and MEP drawings and construction drawings for the Tenant Improvements in the Office Premises and Testing Premises based on the Preliminary Plans. Notwithstanding the Preliminary Plans, in all cases the Working Drawings (i) shall be subject to Landlord's final approval, which approval shall not be unreasonably withheld, (ii) shall not be in conflict with building codes for the City or County or with insurance requirements for a comparable industrial building, and (iii) shall be in a form satisfactory to appropriate governmental authorities responsible for issuing permits and licenses required for construction. The costs associated with preparation of the Working Drawings shall be borne by Tenant; provided that Landlord shall provide Tenant with an allowance up to $23,490.00 (the "Working Drawings Allowance") to be used solely for the cost of the preparation of the Working Drawings and the Preliminary Plans. Within thirty (30) days after receipt of invoices for such costs, Landlord shall disburse the Working Drawings Allowance to

         Tenant or Tenant's Architect up to the actual cost of the preparation of such plans as evidenced by such invoices. Landlord and Tenant acknowledge and agree that the HVAC system for the Warehouse Premises will be designed in the field by the HVAC subcontractor.

     (c) Approval of Working Drawings. Within seven (7) business days after the initial proposed Working Drawings are delivered to Landlord, Landlord shall approve or disapprove same in writing and if disapproved, Landlord shall provide Tenant's Architect specific reasons for disapproval; provided that Landlord shall respond within three (3) business days after receipt of any revised Working Drawings. Notwithstanding the foregoing, in the event the Working Drawings are delivered to Landlord during the period of December 20, 2002 through January 2, 2003, Landlord shall have until January 10, 2003 to approve or disapprove such Working Drawings; provided that Landlord shall use reasonable efforts to notify Tenant of such approval or disapproval as soon as reasonably possible. The foregoing process shall continue until the Working Drawings are approved by Landlord; provided that if Landlord fails to respond in the initial seven (7) business day period or any subsequent three (3) business day period, Landlord shall be deemed to have approved the last submitted Working Drawings. For purposes of approval of Working Drawings, the proposed Working Drawings will be considered delivered to Landlord upon delivery to Jim Gaspard, Transwestern Commercial Services, 5001 Spring Valley Road, Suite 600W, Dallas, Texas 75244 and to John Fulton, Transwestern Commercial Services, 5001 Spring Valley Road, Suite 600W, Dallas, Texas 75244. For communications to Tenant or Tenant's Architect under this Work Letter, such communications shall be sent to Duncan Fulton, Good, Fulton & Farrell, 2808 Fairmont, Suite 300, Dallas, Texas 75201 and to Somera Communications, Inc., 5383 Hollister Avenue, Santa Barbara, California, 93111, Attention: Dennis Wilson, Director, Program and Systems Support Operations and Professional Services.

3.   BUILDING PERMIT

         After the final approval of the Working Drawings by Landlord and Tenant has occurred ("Final Approval") and the Contractor has been selected, the Contractor shall submit the Working Drawings to the appropriate governmental body or bodies for final plan checking and a building permit. Tenant shall cause to be made any change in the Working Drawings necessary to obtain the building permit; provided, however, after the Final Approval, no changes shall be made to the Working Drawings, without the prior written approval of both Landlord and Tenant.

4.   CONSTRUCTION OF TENANT IMPROVEMENTS

     Upon Final Approval of the Working Drawings, Landlord agrees promptly to bid the construction of the Tenant Improvements to the following four (4) mutually approved general contractors: (i) Scott & Reid, (ii) Resource Commercial, (iii) ICI Construction, Inc., and (iv) Turner Construction, and to immediately provide a copy of such bids to Tenant for Tenant's consideration. The costs associated with the construction of the Tenant Improvements shall be paid as set forth in Section 5 of this Work Letter. Landlord shall see that the construction complies with all applicable building, fire, plumbing, electrical, health, and sanitary codes, regulations, laws, ordinances, rules and regulations of any applicable governmental authority, the satisfaction of which shall be evidenced by a certificate of occupancy for the Premises; provided that in the event the Working Drawings do not comply with such codes and regulations, all costs resulting from such non-compliance shall be paid by Tenant. Further, Landlord shall see that the construction complies with any and all restrictive covenants and/or deed restrictions applicable to the Premises. Notwithstanding the foregoing, in the event the construction of the customer viewing platform described below triggers any modifications to the Building or the Tenant Improvements in order for the Building and the Tenant Improvements to comply with applicable laws, including the provisions of Tex. Rev. Civ. Stat. Ann. art. 9102 and the provisions of the Americans With Disabilities Act of 1990, as amended, Tenant shall, at Tenant's option, (i) pay for the cost of the required modifications, and such costs shall be considered Excess Costs under Section 5 below, or (ii) remove the installation of the customer viewing platform from the Tenant Improvements.

     Landlord shall recommend the selection of the Contractor (hereinafter defined) to Tenant ten (10) business days after Final Approval of the Working Drawings; and upon Tenant's approval of the selection, Landlord shall promptly enter into a construction contract ("Construction Contract"), subject to Tenant's reasonable approval (which shall be not unreasonably withheld or delayed) with the general contractor approved by Tenant (which approval shall not be unreasonably withheld) ("Contractor"). Landlord shall cause the construction of the Tenant Improvements to be carried out in substantial conformance with the Working Drawings in a good and workman like manner using first-class materials. The Construction Contract shall, at a minimum, call for (i) the construction of the Tenant Improvements for a stipulated sum contract, based on the Working Drawings; (ii) contractor warranties as described in AIA form A201 1997 Edition; (iii) Tenant's right to review and approve all Contractor pay applications (which approval shall not be unreasonably withheld or delayed by Tenant); and (iv) the Contractor to furnish evidence of the insurance set forth in Schedule 1 attached hereto in the amounts set forth on Schedule 1 attached to this Exhibit and any other insurance required by Landlord, and naming Landlord and Tenant as an additional insured on all liability insurance policies. Such Construction Contract price shall be subject to adjustment based on any changes to the Working Drawings required by Tenant in accordance with this Work Letter. The Construction Contract may not be amended nor the Construction Contract price increased by change order or otherwise, without Tenant's prior written approval, which approval shall not be unreasonably withheld or delayed.

5.   TENANT IMPROVEMENT COSTS

     A. Landlord will initially provide at no additional cost to Tenant, the following improvements which Landlord acknowledges currently exist at the Building and/or the Premises:

     (i)   Warehouse Premises, including the following:

           (a) 32 dock high (48" above grade) truck doors, door track angle iron protectors, and bumpers (existing "as is");

           (b) 2 dock high truck doors out of the 32 doors shall be utilized as waste disposal openings in the warehouse wall (existing "as is");

           (c)    2 doors with ramp (15' high x 12' wide) (existing "as is");

           (d)    Ashford sealant on warehouse floor (existing "as is"); and

           (e)    Underside of the roof deck delivered white (existing "as is").

     (ii) Existing Building has 70 watt metal halide surface mounted exterior fixtures which are activated by light sensitive photocells.

     (iii) Underground electric service from the utility company to a pad-mounted transformer (existing "as is"). Electric service of 480/277 volt, three-phase, four-wire.

     (iv)  ESFR fire protection sprinkler system (existing "as is").

     B. Landlord shall perform the following Tenant Improvements at Landlord's sole cost and expense.

     (i) 8 of the 32 dock high (48" above grade) truck doors described in A.(i)(a) above doors shall be equipped with 25,000 lbs. levelers, interior swing lights, dock seals and interior/exterior traffic control lights;

     (ii)  Interior Warehouse Premises walls painted white;

     (iii) Installation of metal halide lighting fixtures on 18' centers (25 FC at 3' above ff) in the Warehouse Premises, mounted for possible relocation within 8'; and

     (iv) One quad box with 110 V, 20 amps for every other column in the Warehouse Premises and between each set of dock doors. Two (2) 220 V locations in the Warehouse Premises.

     C. The sum of the allowances set forth below for the construction of certain Tenant Improvements, in the amount of $1,300,008.00, will be referred to herein as the "Construction Allowance", and all permits required to construct the Tenant Improvements listed in this Section 5 shall be paid from the Construction Allowance. In the event the cost of the Tenant Improvements (other than the work described in Section B(i) - (iv) above to be paid for by Landlord) exceeds the Construction Allowance, Tenant shall pay for the cost of such Tenant Improvements as provided below.

     (i) $450,000 allowance to construct the Office Premises, including the cost and installation of protection bollards and safety rails around warehouse office, the cost and installation of electric panels and office demising wall corners and employee door openings to the Office Premises, all as designated on the Working Drawings.

     (ii)  $450,000 allowance to construct the Testing Premises.

     (iii) $5,000.00 allowance for battery charger area.

     (iv)  $54,454.00 allowance for fire alarm system.

     (v) $314,169.00 allowance for spot air cooling as defined by Tenant in the Preliminary Plans (including any additional insulation, electrical upgrades, and other improvements required for air conditioning systems to perform properly) and heating of the Warehouse Premises.

     (vi) $4,385.00 allowance or ten (10) additional exterior lights on the Building.

     (vii) $10,000.00 allowance to construct an approximate 10' x 16' customer viewing platform; provided that in the event Tenant elects not to construct the viewing platform, the $10,000.00 allowance may be applied by Tenant to pay for other Tenant Improvements (i.e., the allowance will be available to Tenant even if Tenant elects not to construct the platform).

     (viii) $12,000.00 allowance to convert existing dock doors to windows or to saw-cut eastern wall of the Premises to create windows (provided that in the event Tenant saw-cuts the wall of the Premises, a portion of such allowance shall be used to pay for the cost of the structural engineer engaged by Landlord to approve such work).

     Notwithstanding the foregoing, any of the Construction Allowance may be used for any of the work described in Section 5(i) through (viii).

     No construction management fee shall be charged by Landlord or Transwestern Commercial Services for the work contemplated by this Work Letter. Landlord shall provide Tenant with a construction management allowance (the "CM Allowance") up to $84,100.00 for the payment the costs and expenses of Tenant's third party construction manager. Landlord shall disburse the CM Allowance within thirty (30) days after receipt of an invoice from Tenant's third party construction manager for services performed in connection with the Tenant Improvements, but in no event prior to Substantial Completion of the Tenant Improvements. In the event Tenant does not use the entire Plan Allowance, the Working Drawing Allowance, the Construction Allowance or the CM Allowance for the purposes set forth herein, Tenant shall be entitled to use up to $30,000.00 of such unused allowances as reimbursement for third party moving expenses incurred by Tenant in connection with Tenant's move to the Premises. Tenant must request reimbursement of such third party moving expenses (and present supporting documentation of such costs to Landlord, as appropriate) within three (3) months after Tenant's commencement of business operations in the Premises. Any other unused portion of the Plan Allowance, the Working Drawing Allowance and the CM Allowance shall be the sole property of Landlord. Any unused portion of the Construction Allowance shall be available to Tenant for reimbursement of the cost of additional improvements constructed by Tenant in the Premises (but not for trade fixtures, furniture, equipment or other items which do not constitute leasehold improvement); provided that Tenant must request reimbursement of such improvement costs (and present supporting documentation of such costs, lien waivers and other appropriate documentation with respect to such improvements to Landlord) on or before March 31, 2004. Any other unused portion of the Construction Allowance after March 31, 2004 shall be the sole property of Landlord.

     In the event the cost of the Tenant Improvements for which allowances are provided exceeds the total Construction Allowance or Tenant requests additional improvements in excess of any unused portion of the Construction Allowance after deduction of the cost of the Tenant Improvements for which allowances are provided (such costs in excess over the Construction Allowance being herein referred to as the "Excess Costs"), Tenant shall pay one-half of the Excess Costs to Landlord upon demand and the remainder shall be promptly paid to Landlord by Tenant within thirty (30) days after Tenant's receipt of the final construction accounting. However, if Tenant is not in default after the expiration of all applicable notice and cure periods at the time Tenant notifies Landlord of its election to receive the Additional Allowance (hereinafter defined), Tenant shall have the right to have Landlord pay an additional sum not to exceed $5.00 per square foot of the Premises toward the cost of the Tenant's Improvements and/or additional improvements constructed by Tenant in the Premises (but not for trade fixtures, furniture, equipment or other items which do not constitute leasehold improvements) (such amount, the "Additional Allowance"). In the event Tenant elects to receive all or any portion of the Additional Allowance, Tenant shall provide written notice of such election prior to March 1, 2004. If Landlord provides any portion of the Additional Allowance, commencing on April 1, 2004, Base Rent shall be increased by an amount equal to $0.24 per square foot per year for each $1.00 per square foot of the Premises of Additional Allowance paid by Landlord (prorated for less than full $1.00 increments).

6.   CHANGE ORDERS

     Tenant may from time to time request and obtain change orders during the course of construction provided that: (i) each such request shall be reasonable, shall be in writing and signed by or on behalf of Tenant, and shall not result in any structural change in the Building, as reasonably determined by Landlord, (ii) all additional charges and costs, including without limitation architectural and engineering costs, construction and material costs, and processing costs of any governmental entity shall be the sole and exclusive obligation of Tenant, and (iii) any resulting delay in the completion of the Tenant Improvements shall in no event shall extend the Commencement Date of the Lease. Upon Tenant's request for a change order, Landlord shall as soon as reasonably possible submit to Tenant a written estimate of the increased or decreased cost and anticipated delay, if any attributable to such requested change. Within three (3) days of the date such estimated cost adjustment and delay are delivered to Tenant, Tenant shall advise Landlord whether it wishes to proceed with the change order, and if Tenant elects to proceed with the change order, Tenant shall remit, concurrently with Tenant's notice to proceed, the amount of the increased cost, if any, attributable to such change order. Unless Tenant includes in its initial change order request that the work in process at the time such request is made be halted pending approval and execution of a change order, Landlord shall not be obligated to stop construction of the Tenant Improvements, whether or not the change order relates to the work then in process or about to be started.

7.   COMMENCEMENT DATE AND DELAYS

         Notwithstanding anything to the contrary in Paragraph 1 of the Lease, the Term of the Lease shall commence on the earlier to occur of (i) the date Tenant occupies the Premises for the commencement of business operations and
(ii) Substantial Completion (as herein defined) of the Tenant Improvements (the "Commencement Date"); provided that in the event the Commencement Date is later than April 1, 2003 (the "Rent Commencement Date"), the Termination Date set forth in Paragraph 1 of the Lease shall not be adjusted and Tenant's obligations to pay Base Rent and Tenant's Proportionate Share of Operating Expenses shall commence on the Rent Commencement Date. In no event shall the Rent Commencement Date be extended or delayed beyond April 1, 2003.

     The term "Substantial Completion" shall mean when the Tenant Improvements are sufficiently completed so that the Tenant can reasonably use the Premises for the commencement of business, including without limitation, each of the following events have occurred:

         (i) The Tenant Improvements have passed all governmental inspections and all conditions have been met to allow for lawful occupancy of the Premises; and

         (ii) The Tenant Improvements shall have been substantially completed (except for punch-list items) in accordance with the Working Drawings and Tenant's Architect shall have certified to Tenant that such substantial completion has occurred; provided that in the event Tenant's Architect fails to provide such certification or objections thereto within four (4) business days after request by Landlord, then such certification shall not be required.

     If the Tenant Improvements are not Substantially Complete on or before the date which is six (6) months after the projected completion time set forth in the Construction Contract solely by reason of Landlord Delays (hereinafter defined) or Unavoidable Delays (hereinafter defined), then Tenant may terminate the Lease without penalty by written notice to Landlord on or before the earlier to occur of (i) Substantial Completion of the Tenant Improvements, and (ii) ten (10) days after such six (6) month period, and the Lease will automatically terminate as of the date of such notice. Notwithstanding the foregoing, in the event an Unavoidable Delay commences during the last ninety (90) days of the six (6) month period referenced above, such six (6) month period shall be extended for the period of such Unavoidable Delay; provided that in no event shall such extension exceed ninety (90) days. As use herein, "Landlord Delay" shall mean actual delay after the projected completion date set forth in the Construction Contract in Substantial Completion of the Tenant Improvements solely caused by one or more of the following events:

         (x) Landlord's failure to timely review and approve (including deemed approval) of the Working Drawings;

         (y) Landlord's failure to approve any other item or perform any other Landlord obligation in accordance with and by the dates specified herein or in the Construction Contract.

     As used herein, the term "Unavoidable Delay" shall mean a delay which is due to strikes, riots, acts of God, shortages of labor or materials (as opposed to Tenant's selection of specific items that are not available but alternative selections are available), war, terrorism, or other similar causes beyond the reasonable control of Landlord or Tenant, all which arise after the execution of the Construction Contract.

8.   TRADE FIXTURES AND EQUIPMENT

     Tenant acknowledges and agrees that Tenant is solely responsible for obtaining, delivering and installing in the Premises all necessary and desired furniture, trade fixtures, equipment and other similar items, and that Landlord shall have no responsibility whatsoever with regard thereto. Tenant further acknowledges and agrees that neither the Commencement Date of the Lease nor the payment of rent shall be delayed for any period of time whatsoever due to any delay in the furnishing of the Premises with such items.

9.   CLOSE-OUT DOCUMENTATION

     Notwithstanding anything to the contrary contained in this Exhibit, in addition to any other requirements set forth herein, Landlord shall deliver to Tenant all of the following as soon as possible following Substantial Completion of the Tenant Improvements, but not later than forty-five (45) days thereafter:

     (a) The originals or copies of operation and maintenance manuals received from the Contractor for all building systems serving the Premises.

     (b) The originals or copies of all guarantees and warranties obtained by Landlord in connection with the construction of the Tenant Improvements.

     Landlord shall cause the Contractor provide to Tenant within forty-five
(45) days after Substantial Completion of the Tenant Improvements, a list of the name, address and telephone number of all contractors and subcontractors that have supplied labor or furnished a major component of materials or equipment to the Premises on behalf of Landlord.

10.  WARRANTIES

     Landlord shall assign to Tenant on a non-exclusive basis all guarantees and warranties received by Landlord in connection with the Tenant Improvements. Landlord shall obtain a customary warranty from the Contractor covering the Tenant Improvements.

11.  COMPLETION VERIFICATION AND PUNCH LIST.

     (a) Landlord shall notify Tenant on or before fifteen (15) days (but not more than thirty (30) days) prior to the estimated Substantial Completion date. Landlord shall reconfirm the Substantial Completion date at least five (5) days prior to such date. At such time as Landlord determines that the Tenant Improvements are Substantially Complete, Landlord shall notify Tenant of Landlord's determination of the date on which Substantial Completion shall occur (the actual date on which Substantial Completion occurs shall be the "Substantial Completion Date". Tenant and Tenant's Architect and Landlord's construction manager (Tenant's Architect and Landlord's construction manager, collectively, the "Project Representatives"), and Tenant's construction manager shall meet at the Premises at a mutually acceptable date and time within five (5) days after Landlord's five (5) day advance notice to conduct an on-site inspection of the Tenant Improvements and to prepare a punch list. Punch list items shall mean any details of construction, mechanical adjustment or other matter, the non-completion of which does not materially interfere with Tenant's intended use of the Premises, but shall not include any damage caused by the installation or delivery of Tenant's furniture, fixtures or equipment in the Premises.

     (b) If there is no disagreement between the parties as to Substantial Completion, then Landlord, Tenant and the Contractor shall sign the punch list prepared by the Project Representatives and Landlord shall use reasonable efforts to cause all such punch list items to be completed within thirty (30) days thereafter.

     (c) The Project Representatives shall prepare a detailed written punch list of all completions, corrections, and repairs to be made to the Tenant Improvements based on such inspection and a copy of such punch list shall be delivered to Landlord, and Tenant and the Contractor. If any items which are not normal punch list items require correction, repair or replacement, then the Tenant Improvements shall not be deemed Substantially Complete. As used herein, the term "Correction Work" shall mean all work attributable to replacement, retrofitting, or other restorative or corrective work required in order to bring any portion of the Landlord's Work or Tenant Improvements into compliance with the Construction Drawings and the Construction Contract.

     (d) Tenant reserves the right to make a punch list in addition to the Project Representative's punch list within seven (7) days after first occupancy which shall be submitted to Landlord and the Contractor, and provided that such punch list is not subject to dispute, Landlord agrees to cause the Contractor to repair or bring to completion the items required by such punch list as soon as possible thereafter.

     (e) Decisions of the Project Representatives shall be determined jointly in their professional judgments. Any unresolved disputes between the Project Representatives shall be determined by binding arbitration conducted by and in accordance with the rules of the American Arbitration Association. All arbitration fees and other costs incurred by the arbitrator in connection with any arbitration, together with reasonable attorney fees of the prevailing party incurred in connection with the arbitration, shall be paid by the non-prevailing party and be assessed against such non-prevailing party as a part of the arbitration proceedings.

                                   SCHEDULE I
                                  TO EXHIBIT D

                        CONTRACTOR INSURANCE REQUIREMENTS

         The Contractor shall purchase and maintain commercial general liability insurance as required to protect himself and the Owner from claims set forth below which may arise out of or result from operations of the Contractor or any subcontractor under the Contract, whether such claims arise during Contract performance or subsequent to completion of operations under the Contract and whether such operations be by himself or by any subcontractor or by anyone directly or indirectly employed by any of them or by anyone for whose acts any of them may be liable. Insurance shall be purchased from a company licensed to do business in the state in which the Project is located.

                  Claims under Workers' Compensation, disability benefit and other similar employee benefit acts.

                  Claims for damages because of bodily injury, occupational sickness or disease, or death of its employees and claims insured by usual personal injury liability coverage.

                  Claims for damages because of bodily injury, sickness or disease, or death of any person other than its employees and claims insured by usual personal injury liability coverage.

                  Claims for damages other than to the work itself, because of injury to or destruction of tangible property, including loss of use resulting therefrom.

                  Claims for damages insured by usual bodily injury liability coverage which are sustained (1) by any person as a result of an offense directly or indirectly related to the employment of such person by the Contractor, or (2) by any other person.

                  Claims for damages because of bodily injury or death of any person or property damage arising out of the ownership, maintenance or use of any motor vehicle.

         Contractor's liability insurance shall be written on commercial general liability form with all coverages indicated. Coverage shall be on an "occurrence" basis not an "accident" basis. The insurance specified shall be considered as minimum requirements. The Contractor is responsible for providing any additional insurance he deems necessary to protect his interest from other hazards or claims in excess of the minimum coverage. Coverages shall include:

                  Products - Completed operations
                  Blanket Contractual - With exclusions relating to construction operations deleted
                  Property Damage
                  Personal Injury
                  Blanket Explosion, Collapse and Underground Property Damage Independent Contractors
                  Umbrella, Excess Liability

         The insurance required shall be written for not less than any limits of liability specified below or required by law, whichever is greater, and shall include contractual liability insurance as applicable to the Contractor's obligations. The Contractor's minimum limits of liability are as follows:

         Worker's Compensation based on statutory requirements including employers liability with a limit of $100,000 for each employee. All worker's compensation policies shall carry the "all states" endorsement.

         Contractors public liability, including bodily injury and death, and property damage liability with a minimum combination single limit of $1,000,000 with AmberPoint at Coppell, L.L.C. as additional insured. The insurance coverage can be provided under a commercial general liability policy or under a combination of the comprehensive general liability coverage and umbrella or excess liability coverage. The above coverage or combination of coverage must provide a minimum total annual aggregate limit of $5,000,000 for products liability including completed operations, and a separate annual aggregate limit of $5,000,000 for all other coverage.

         Products Liability including completed operations with public liability and property damage liability combined limit of $1,000,000 each occurrence and $2,000,000 annual aggregate. This liability insurance shall be continued in force for no less than two years after final acceptance of the work.

         Independent Contractor's liability insurance with a public liability and property damage liability combined limit of $1,000,000 for each occurrence and $5,000,000 annual aggregate.

         Blanket contractual liability with a public liability and property damage liability combined limit of $1,000,000 each occurrence and $5,000,000 annual aggregate.

         Comprehensive automobile liability insurance including owned, hired and non-owned vehicles with minimum combination single limit of $1,000,000 each occurrence for personal injury liability including without limitation bodily injury and death and property damage liability. This insurance coverage can be provided under a comprehensive automobile liability policy, or under a combination of the comprehensive automobile liability coverage and umbrella or excess liability coverage.

                                    EXHIBIT E

                        ACCEPTANCE OF PREMISES MEMORANDUM

1.       PARTIES

         This Exhibit is attached to and made a part of that certain Lease Agreement dated as of November 5, 2002, by and between AmberPoint at Coppell, L.L.C., a Delaware limited liability company, as "Landlord", and Somera Communications, Inc., a Delaware corporation, as "Tenant", for the Premises known as AmberPoint Business Park at Coppell, Building 1, Suite 100.

2.       RECITALS

         Landlord and Tenant entered into that certain Lease dated as of November 5, 2002 (the "Lease") for those certain premises (the "Premises") located in the building commonly known as AmberPoint Business Park at Coppell, Building 1, Suite 100 (in the City of Coppell, Texas). The Term of the Lease commences on the earlier to occur of (i) the date Tenant occupies the Premises for the commencement of business operations and (ii) Substantial Completion of the Tenant Improvements (as defined in the Lease) in the Premises (the "Commencement Date").

         The Commencement Date has now been determined by Landlord and Tenant as well as the date of the expiration of the term. The purpose is to set forth such dates and to provide for Tenant's acceptance of the Premises.

3.       DATES

         In accordance with Article 1 of the Lease, Landlord and Tenant agree that the Term of the Lease has commenced and shall expire on the following dates:

                  Lease Commencement Date:  _______________________

                  Expiration Date:          March 31, 2010

4.       ACCEPTANCE OF PREMISES

         Tenant accepts the Premises in the condition existing as of the Commencement Date (subject to latent defects for which Landlord is responsible under the terms of the Lease and punch list items) and acknowledges and agrees that, except for any punch list items, all work required to be performed by Landlord pursuant to the "Work Letter" attached to the Lease as Exhibit D has been completed by Landlord in full compliance with Exhibit D and to the satisfaction of Tenant.

5.       MISCELLANEOUS

         A.       Effect:

                  Except to the extent this Lease has been modified by this Exhibit E to the Lease, the remaining terms and conditions of the Lease shall remain unmodified and in full force and effect.

         B.       Defined Terms:

                  The defined terms used in this Exhibit E to the Lease, as indicated by the first letter of a word being capitalized, shall have the same meaning in this Exhibit E as such terms and provisions have in the Lease.

6.       EXECUTION

         This Exhibit has been executed and shall be deemed effective as of the date first written above.

LANDLORD:                                           TENANT:

AmberPoint at Coppell, L.L.C., a Delaware           Somera Communications, Inc.,
limited liability company                           a Delaware corporation

By:      Transwestern Property Company
         Southwest, L.P., d/b/a Transwestern
         Commercial Services, as authorized         By:_________________________
         Property Manager for AmberPoint at         Name:_______________________
         Coppell, L.L.C.                            Title:______________________
                                                    Date:_______________________

         By:________________________
         Name:______________________
         Title:_____________________
         Date:______________________


         By:________________________
         Name:______________________
         Title:_____________________
         Date:______________________

                                    EXHIBIT F

              ENVIRONMENTAL QUESTIONNAIRE AND DISCLOSURE STATEMENT

The purpose of this form is to obtain information regarding the use of hazardous substances on the Premises. Prospective tenants should answer the questions in light of their proposed operation on the Premises. Existing tenants should answer the questions as they relate to on-going operations on the Premises and should update any information previously submitted. If additional space is needed to answer the questions, you may attach separate sheets of paper to this form.

1.   GENERAL INFORMATION

         Name of Responding Company: ___________________________________________

         Check the Applicable Status:    Prospective Tenant    Existing Tenant

         Mailing Address: ______________________________________________________
                          ______________________________________________________

         Contact Person:  ______________________________________________________
         Title:           ______________________________________________________

         Telephone Number:     (____) ____________________

         Address of Leased Premises:____________________________________________

         Length of Lease Term: _________ (___) Years and _________ (____) Months

         Describe the proposed operation to take place on the property, including principal products manufactured or services to be conducted. Existing Tenants should describe any proposed changes to on-going operations.

         _______________________________________________________________________

         _______________________________________________________________________

         _______________________________________________________________________

2.       STORAGE OF HAZARDOUS MATERIALS

         2.1      Will any hazardous materials be used or stored on-site?

                  Wastes:                            Yes               No
                  Chemical Products:                 Yes               No

         2.2 Attach the list of any hazardous materials to be used or stored, the quantities that will be on-site at any given time, and the location and method of storage (e.g. 55 gallon drums on concrete pad).

3.       STORAGE TANKS & SUMPS

         3.1 Is any above or below ground storage of gasoline, diesel, or other hazardous substances in tanks or sumps proposed or currently conducted on the premises?

                  Yes        No

                  If yes, describe the materials to be stored, and the type, size and construction of the sump or tank. Attach copies of any Permits obtained for the storage of such substances.

                  ______________________________________________________________

                  ______________________________________________________________

         3.2 Have any of the tanks or sumps been inspected or tested for leakage?

                  Yes        No

                  If so, attach the results.

         3.3      Have any spills or leaks occurred from such tanks or sumps?

                  Yes        No

                  If so, describe: _____________________________________________

         3.4      Were any regulatory agencies notified of the spill or leak?

                  Yes        No

                  If so, attach copies of any spill reports filed, any clearance letters or other correspondence from regulatory agencies relating to the spill or leak.

         3.5 Have any underground storage tanks or sumps been taken out of service or removed?

                  Yes        No

                  If yes, attach copies of any closure permits and clearance obtained from regulatory agencies relating to closure and removal of such tanks.

4.       SPILLS

         4.1 During the past year, have any spills occurred on the premises?

                  Yes        No

                  If so, please describe the spill and attach the results of any testing conducted to determine the extent of such spills?

                  ______________________________________________________________

                  ______________________________________________________________

         4.2      Were any agencies notified in connection with such spills?

                  Yes        No

                  If so, attach copies of any spill reports or other correspondence with regulatory agencies.

         4.3      Were any clean-up actions undertaken in connection the spills?

                  Yes        No

                  If so, briefly describe the actions taken. Attach copies of any clearance letters obtained from any regulatory agencies involved and the results of any final soil or groundwater sampling done upon completion of the clean-up work.

                  ______________________________________________________________

                  ______________________________________________________________

5.       WASTE MANAGEMENT

         5.1 Has your company been issued an EPA Hazardous Waste Generator I.D. Number?

                  Yes        No

         5.2 Has your company filed a biennial report as a hazardous waste generator?

                  Yes        No

         5.3 Attach the list of the hazardous waste, if any, generated or to be generated at the premises, its hazard class and the quantity generated on a monthly basis.

         5.4 Describe the method(s) of disposal for each waste. Indicate where and how often disposal will take place.

                  ______________________________________________________________

                  ______________________________________________________________

         5.5 Indicate the name of the person(s) responsible for maintaining copies of hazardous waste manifests completed for off-site shipments of hazardous waste.

                  ______________________________________________________________

         5.6 Is any treatment or processing of hazardous wastes currently conducted or proposed to be conducted at the premises:

                  Yes        No

                  If yes, please describe any existing or proposed treatment methods.

                  ______________________________________________________________

                  ______________________________________________________________

         5.7 Attach copies of any hazardous waste permits or licenses issued to your company with respect to its operations on the premises.

6.       WASTEWATER TREATMENT/DISCHARGE

         6.1      Do you discharge wastewater to:

                  _____ storm drain?          _____ sewer?

                  _____ surface water?        _____ no industrial discharge

         6.2      Is your wastewater treated before discharge?

                  Yes        No

                  If yes, describe the type of treatment conducted.

                  ______________________________________________________________

         6.3 Attach copies of any wastewater discharge permits issued to your company with respect to its operations on the premises.

7.       AIR DISCHARGES

         7.1 Do you have any air filtration systems or stacks that discharge into the air?

                  Yes        No

         7.2 Do you operate any of the following types of equipment, or any other equipment requiring an air emissions permit?

                  _____ Spray booth
                  _____ Dip tank
                  _____ Drying oven
                  _____ Incinerator
                  _____ Other (Please Describe)
                  _____ No Equipment Requiring Air Permits

         7.3      Are air emissions from your operations monitored?

                  Yes        No

                  If so, indicate the frequency of monitoring and a description of the monitoring results.

                  ______________________________________________________________

         7.4 Attach copies of any air emissions permits pertaining to your operations on the premises.

8.       HAZARDOUS MATERIALS DISCLOSURES

         8.1 Does your company handle hazardous materials in a quantity equal to or exceeding an aggregate of 500 pounds, 55 gallon, or 200 cubic feet?

                  Yes        No

         8.2 Has your company prepared a hazardous materials management plan ("business plan") pursuant to local County/City Fire Department requirements?

                  Yes        No

         If so, attach a copy of the business plan.

         8.3 Describe the procedures followed to comply with OSHA Hazard Communication Standard requirements.

                  ______________________________________________________________

                  ______________________________________________________________

9.       ENFORCEMENT ACTIONS, COMPLAINTS

         9.1 Has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees?

                  Yes        No

                  If so, describe the actions and any continuing compliance obligations imposed as a result of these actions?

         9.2 Has your company ever received requests for information, notice or demand letters, or any other inquiries regarding its operations?

                  Yes        No

         9.3 Have there ever been, or are there now pending, any lawsuits against the company regarding any environmental or health and safety concerns?

                  Yes        No

         9.4 Has an environmental audit ever been conducted at your company's current facility?

                  Yes        No

                  If so, discuss the results of the audit.

                  ______________________________________________________________

                  ______________________________________________________________

         9.5 Have there been any problems or complaints from neighbors at the company's current facility?

                  Yes        No

TENANT:

Somera Communications, Inc., a Delaware corporation

By:______________________________

Name:____________________________

Title:___________________________

Date:____________________________

                                    EXHIBIT G

                                  SIGN CRITERIA

This Exhibit is attached to and made a part of that certain Lease Agreement dated as of November 5, 2002, by and between AmberPoint at Coppell, L.L.C., a Delaware limited liability company, as "Landlord", and Somera Communications, Inc., a Delaware corporation, as "Tenant", for the Premises known as AmberPoint Business Park at Coppell, Building 1, Suite 100.

All signs must be ordered by Tenant in compliance with the following criteria and must be approved by Landlord in writing prior to installation: See attached 2 pages.

                                    EXHIBIT H

                              ADDITIONAL PROVISIONS

This Exhibit is attached to and made a part of that certain Lease Agreement dated as of November 5, 2002, by and between AmberPoint at Coppell, L.L.C., a Delaware limited liability company, as "Landlord", and Somera Communications, Inc., a Delaware corporation, as "Tenant", for the Premises known as AmberPoint Business Park at Coppell, Building 1, Suite 100.

1.       CANCELLATION OPTION

         A. Tenant shall have a one-time right to accelerate the Termination Date ("Termination Option") of the Lease to March 31, 2008 (the "Accelerated Termination Date"), if:

         1. Tenant is not in default under the Lease beyond any applicable notice and cure periods at the date Tenant provides Landlord with a Termination Notice (hereinafter defined), and

         2. no part of the Premises is sublet by Tenant for a term extending past the Accelerated Termination Date, unless Tenant shall have the right to accelerate the termination date of such sublease to the Accelerated Termination Date; and

         3.       the Lease has not been assigned by Tenant; and

         4. Landlord receives notice of termination ("Termination Notice") no later than July 1, 2007.

         B. If Tenant exercises its Termination Option, Tenant, shall within thirty (30) days after delivery of the Termination Notice pay to an amount equal to the unamortized portion of (i) the cost of the Tenant Improvements paid by Landlord, (ii) the cost of the Working Drawings paid by Landlord, (iii) all allowances paid to Tenant (or Tenant's designee) by Landlord (including without limitation, the Plan Allowance and the CM Allowance), and (iv) all commissions paid by Landlord in connection with this Lease, with such amortization calculated at an interest rate of eight percent (8%) per annum over an 84 month period commencing on the Commencement Date (the "Termination Fee"). The parties acknowledge and agree that the Termination Fee is being paid in consideration for Tenant's right to accelerate the acceleration of the Termination Date and not as a penalty. Tenant shall remain liable for all Base Rent and other sums due under the Lease up to and including the Accelerated Termination Date even though billings for such may occur subsequent to the Accelerated Termination Date. In the event Tenant leases additional space in the Building, the Termination Payment shall be adjusted to include the unamortized costs and expenses incurred by Landlord in connection with such additional space, amortized over the Term of this Lease applicable to such space on the date Tenant commences payment of Base Rent for such space, at an interest rate of eight percent (8%) per annum.

         C. If Tenant fails to timely pay the Termination Fee as provided above, the Termination Option shall terminate and shall be of no further force or effect and this Lease shall continue in full force and effect.

2.       RENEWAL OPTIONS.

         A. Provided that no event of default then exists and no condition exists which with the passage of time or the giving of notice or both would constitute an event of default pursuant to this Lease and provided that Tenant has continuously occupied the Premises for the permitted uses during the Term, Tenant (but not any assignee or sublessee) shall have the right and option (the "Renewal Option") to renew this Lease, by written notice delivered to Landlord no later than nine (9) months and no earlier than fifteen (15) months prior to the expiration of the initial Term or the expiration of the applicable Renewal Term, as the case may be, for three (3) additional terms (each, a "Renewal Term") of sixty (60) months each under the same terms, conditions and covenants contained in the Lease, except that (a) no abatements or other concessions, if any, applicable to the initial Term shall apply to the Renewal Terms; (b) the Base Rental shall be equal to the market rate for comparable space located in the Building and in comparable buildings in the DFW Airport submarket (being the cities of Coppell, Irving, Grapevine and Carrollton and Lewisville), including the size, quality, utility, and location of such space as of the end of the initial Term or the applicable Renewal Term, as applicable, as determined by Landlord; provided that in the event there are not sufficient comparable spaces in buildings located in the DFW Airport submarket due to the extent of the testing area and office finish-out in the Premises, such market rate shall be determined with respect to comparable space located in comparable buildings in the Dallas-Fort Worth metroplex area, (c) Tenant shall have no option to renew this Lease beyond the expiration of the third Renewal Term; and (d) all leasehold improvements within the Premises shall be provided in their then existing condition (on an "As Is" basis) at the time the applicable Renewal Term commences. The market rate shall mean the arms length fair market annual rental rate per rentable square foot under renewal leases and amendments entered into on or about the date on which the market rate is being determined for tenants of comparable size and shall take into account any material economic differences between the terms of this Lease and any comparison lease, such as rent abatements, construction costs and other concessions and the manner, if any, in which the Landlord under any such lease is reimbursed for operating expenses and taxes.

         B. Failure by Tenant to notify Landlord in writing of Tenant's election to exercise the applicable Renewal Option herein granted within the time limits set forth for such exercise shall constitute a waiver of such Renewal Option. In the event Tenant elects to exercise a Renewal Option as set forth above, Landlord shall, within thirty (30) days thereafter, notify Tenant in writing of the proposed rental for the applicable Renewal Term (the "Proposed Renewal Rental"). Tenant shall within forty-five (45) days following delivery of the Proposed Renewal Rental by Landlord notify Landlord in writing of the acceptance or rejection of the Proposed Renewal Rental. If Tenant accepts Landlord's proposal, then the Proposed Renewal Rental shall be the rental rate in effect during the Renewal Term.

         C. Failure of Tenant to respond in writing during the aforementioned forty-five (45) day period shall be deemed a rejection by Tenant of the Proposed Renewal Rental. Should Tenant reject Landlord's Proposed Renewal Rental during or at the expiration of such thirty (30) day period, then Landlord and Tenant shall negotiate during the thirty (30) day period commencing upon Tenant's rejection of Landlord's Proposed Renewal Rental to determine the rental for the applicable Renewal Term. In the event Landlord and Tenant are unable to agree to a rental for the Renewal Term during said thirty (30) day period, then the Renewal Option shall terminate and be null and void and the Lease shall, pursuant to its terms and provisions, terminate at the end of the original Term or the end of the applicable Renewal Term, as the case may be.

         D. Upon exercise of the Renewal Option by Tenant and subject to the conditions set forth hereinabove, the Lease shall be extended for the period of such Renewal Term without the necessity of the execution of any further instrument or document, although if requested by either party, Landlord and Tenant shall enter into a written agreement modifying and supplementing the Lease in accordance with the provisions hereof. Any termination of the Lease during the initial Term or any Renewal Term shall terminate all remaining renewal rights hereunder. The renewal rights of Tenant hereunder shall not be severable from the Lease, nor may such rights be assigned or otherwise conveyed in connection with any permitted assignment of the Lease. Landlord's consent to any assignment of the Lease shall not be construed as allowing an assignment of such rights to any assignee.

3.       RIGHT OF FIRST REFUSAL.

         A. Tenant shall have a right of first refusal with respect to all or any portion of the remaining space in the Building not included in the Premises (the "Refusal Space"), which right of first refusal shall be exercised as follows: when Landlord has a prospective tenant ("Prospect") interested in leasing all or any portion of the Refusal Space, Landlord shall advise Tenant in writing (the "Advice") of the terms under which Landlord is prepared to lease the Refusal Space to such Prospect and Tenant may lease all but not less than all of the Refusal Space identified in the Advice, under such terms, by providing Landlord with written notice of exercise ("Notice of Exercise") within seven (7) business days after the date of the Advice, except that Tenant shall have no such Right of First Refusal and Landlord need not provide Tenant with an Advice if:

                  1. Tenant is in default under the Lease beyond the expiration of any applicable notice and cure periods at the time Landlord would otherwise deliver the Advice; or

                  2. the Lease has been assigned prior to the date Landlord would otherwise deliver the Advice; or

                  3. the Premises, or any portion thereof is sublet at the time Landlord would otherwise deliver the Advice; or

                  4. Tenant is not occupying the Premises on the date Landlord would otherwise deliver the Advice.

                  As a courtesy to Tenant so that Tenant will have time prior to receipt of an Advice to evaluate whether Tenant desires to lease the Refusal Space, Landlord shall use reasonable efforts to notify Tenant when Landlord has a prospect Landlord believes is interested in leasing the Refusal Space, whether or not Landlord and such prospective tenant have agreed to any specific business terms; provided that Landlord's failure to notify Tenant of a prospect interested in leasing the Refusal Space shall not extend Tenant's time to respond to an Advice, if an Advice is subsequently provided to Tenant and shall not constitute a default by Landlord under this Section 3.

         B. Except as provided below, the term for the Refusal Space shall commence upon the commencement date stated in the Advice and thereupon such Refusal Space shall be considered a part of the Premises, provided that all of the business terms stated in the Advice (except for the termination date set forth in the Advice) shall govern Tenant's leasing of the Refusal Space and only to the extent that they do not conflict with the Advice, the terms and conditions of this Lease shall apply to the Refusal Space. The lease of the Refusal Space shall be co-terminus with the expiration of this Lease. If the remaining Term of this Lease is less than the term set forth in the Advice, then the tenant finish allowance, if any, and all other concessions set forth in the Advice, if any, shall be prorated and Tenant shall be entitled to an amount equal to the dollar amount of the allowances and other monetary concessions set forth in the Advice multiplied by a fraction, with the numerator being the number of full calendar months remaining in the Term of this Lease as of the date Base Rent commences with respect to the Refusal Space, and the denominator of which is the number of calendar months in the term of the lease set forth in the Advice. If the remaining term of This Lease is greater than the term set forth in the Advice, Landlord shall include in the Advice Landlord's designation of the market rent for the Refusal Space during the period between the expiration date of the proposed lease and the expiration date of this Lease. The Refusal Space shall be accepted by Tenant in its condition and as-built configuration existing on the earlier of the date Tenant takes possession of the Refusal Space or the date the term for such Refusal Space commences, unless the parties determine that work will be performed by Landlord in the Refusal Space, in which case Landlord shall perform such work in the Refusal Space. Notwithstanding the foregoing, in the event Landlord receives a Notice of Exercise during the first twelve (12) calendar months during the Term, the Refusal Space covered by such Notice of Exercised shall be leased by Tenant on the same terms and conditions of this Lease applicable to the original Premises provided that, (i) except as set forth in this paragraph, Tenant shall not be entitled to any monetary concessions with respect to the Original Premises (such as rent abatement, finish allowance, or other concessions), (ii) the Base Rent for the Refusal Space shall be equal to $3.00 per square foot of the Refusal Space per year, and (iii) Tenant shall receive a tenant finish allowance equal to $3.00 per square foot of the Refusal Space.

         C. The rights of Tenant hereunder with respect to the Refusal Space identified in the Advice shall terminate on the earlier to occur of (i) Tenant's failure to exercise its Right of First Refusal within the seven (7) business day period provided in paragraph A above, and
         (ii) the date Landlord would have provided Tenant an Advice if Tenant had not been in violation of one or more of the conditions set forth in paragraph A above. Notwithstanding the foregoing, if (i) Tenant was entitled to exercise its Right of First Refusal, but failed to provide Landlord with a Notice of Exercise within the seven (7) business day period provided in paragraph A above, and (ii) Landlord does not enter into a lease for the Refusal Space with the Prospect or any other prospect within a period of six (6) months following the date of the Advice, Tenant shall once again have a Right of First Refusal with respect to such Refusal Space. In addition, provided that the initial Advice was not delivered to Tenant during the first (1st) twelve (12) months of the Term, Tenant shall once again have the Right of First Refusal with respect to the Refusal Space identified in the Advice if, within such six (6) months period, Landlord proposes to lease the Refusal Space to the Prospect on terms that are substantially different than those set forth in the Advice, or any other Prospect. For purposes hereof, the terms offered to a prospect shall be deemed to be substantially the same as those set forth in the Advice as long as there is no more than a ten percent (10%) increase or decrease in size of the Refusal Space identified in the Advice or no more than a ten percent (10%) reduction in the "bottom line" cost per rentable square foot of the Refusal Space to the Prospect when compared with the "bottom line" cost per rentable square foot under the Advice, considering all of the economic terms of the both deals, respectively, including, without limitation, the net rent and any financial concessions. The "bottom line" cost shall determined by subtracting all cash allowances, excluding any allowances to be repaid as an increase in rent, annualized on a per square foot basis from the net effective rent payable per square foot.

         D. If Tenant exercises its Right of First Refusal with respect to any portion of the Refusal Space, Landlord shall prepare an amendment adding the Refusal Space to the Premises on the terms set forth in the Advice and reflecting the changes in the Base Rent, square footage of the Premises and other appropriate terms and Tenant shall execute such amendment within twenty (20) days after receipt of such amendment. However, Tenant's failure to execute the amendment shall not effect an otherwise valid exercise of the Right of First Refusal and Tenant's exercise of the Right of First Refusal shall be fully effective whether or not the amendment is executed.

                                    EXHIBIT I

                              RULES AND REGULATIONS

                                  (Industrial)

This Exhibit is attached to and made a part of that certain Lease Agreement dated as of November 5, 2002, by and between AmberPoint at Coppell, L.L.C., a Delaware limited liability company, as "Landlord", and Somera Communications, Inc., a Delaware corporation, as "Tenant", for the Premises known as AmberPoint Business Park at Coppell, Building 1, Suite 100.

Unless otherwise defined, capitalized terms used herein shall have the same meanings as set forth in the lease. In the event of any conflict or inconsistency between this Exhibit and the Lease, the Lease shall control.

1. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall that may appear unsightly from outside the Premises.

2. The walls, walkways, sidewalks, entrance passages, courts and vestibules shall not be obstructed or used for any purpose other than ingress and egress of pedestrian travel to and from the Premises, and shall not be used for loitering or gathering, or to display, store or place any merchandise, equipment or devices, or for any other purpose. The walkways, entrance passageways, courts, vestibules and roof are not for the use of the general public and Landlord shall in all cases retain the REASONABLE right to control and prevent access thereto by all persons whose presence in the judgment of the Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants. No tenant or employee or invitee of any tenant shall be permitted upon the roof of the Building.

3. No awnings or other projection shall be attached to the outside walls of the Building. No security bars or gates, curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the express written consent of Landlord.

4. Tenant shall not in any way deface any part of the Premises or the Building. Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord in writing. The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by Tenant.

5. The toilet rooms, urinals, wash bowls and other plumbing apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant.

6. Landlord shall direct electricians as to the manner and location of any future telephone wiring. No boring or cutting for wires will be allowed without the prior consent of Landlord. The locations of the telephone, call boxes and other office equipment affixed to the Premises shall be subject to the prior written approval of Landlord.

7. The Premises shall not be used for manufacturing, offices or the storage of merchandise except as the same may be incidental to the permitted use of the Premises. No exterior storage shall be allowed at any time without the prior written approval of Landlord. The Premises shall not be used for cooking or washing clothes without the prior written consent of Landlord, or for lodging or sleeping of for any immoral or illegal purposes.

8. Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them whether by the use of any musical instrument, radio, phonograph, machinery, or otherwise. Tenant shall not use, keep or permit to be used, or kept, any foul or obnoxious gas or substance in the Premises or permit or suffer the Premises to be used or occupied in any manner offensive or objectionable to Landlord or other occupants of this or neighboring buildings or premises by reason of any odors, fumes or gases.

9. Neither Tenant nor any of Tenant's agents shall at any time bring or keep upon the Premises any toxic, hazardous, inflammable, combustible or explosive fluid, chemical or substance without the prior written consent of Landlord.

10. No animals, except service animals, shall be permitted at any time within the Premises.

11. Tenant shall not use the name of the Building or the Project in connection with or in promoting or advertising the Business of Tenant, except as Tenant's address, without the prior written consent of Landlord. Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord's reasonable opinion, tends to impair the reputation of the Project or its desirability for its intended uses, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

12. Canvassing, soliciting, peddling, parading, picketing, demonstrating or otherwise engaging in any conduct that unreasonably impairs the value or use of the Premises or the Project are prohibited and Tenant shall cooperate to prevent the same.

13. All equipment of any electrical or mechanical nature shall be placed by Tenant in the Premises, in settings approved by Landlord in writing, in such a way as to best minimize, absorb and prevent any vibration, noise or annoyance. No equipment of any type shall be placed in the Premises which in Landlord's opinion exceeds the load limits of the floor or otherwise threatens the soundness of the structure or improvements of the Building.

14. All furniture, equipment and freight shall be moved in and out of the Building in accordance with rules established by Landlord, and shall not impair vehicular and pedestrian circulation in the Common Area. Landlord will not be responsible for loss or damage to any furniture, equipment, or other personal property of Tenant from any cause.

15. No air conditioning unit or other similar apparatus shall be installed or used by Tenant without the prior written consent of Landlord

16. No aerial antenna shall be erected on the roof or exterior walls of the premises, or on the grounds, without in each instance the prior written consent of Landlord. Any aerial or antenna so installed by or on behalf of Tenant without such written consent shall be subject to removal by Landlord at any time without prior notice at the expense of Tenant, and Tenant shall upon Landlord's demand pay all of Landlord's costs associated with such removal.

17. The entire Premises, including vestibules, entrances, doors, fixtures, windows and plate glass, shall at all times be maintained in a safe, neat and clean condition by Tenant. All trash, refuse and waste materials shall be regularly removed from the Premises by Tenant and placed in the containers at the locations designated by Landlord for refuse collection. All cardboard boxes must be "broken down" prior to being placed in the trash containers. All styrofoam chips must be bagged or otherwise contained prior to placement in the trash containers, so as not to constitute a nuisance. Pallets may not be stacked or placed outside the Premises or disposed of in the trash containers or enclosures. The burnings of trash, refuse or waste material is prohibited.

18. Tenant shall use at Tenant's cost such pest extermination contractor as Landlord may direct and at such, intervals as Landlord may require.

19. Tenant shall re-key the Premises immediately following the Commencement Date and shall be responsible for the keys and security for the Premises. Upon the termination or early expiration of this Lease, Tenant shall immediately deliver all keys to Landlord.

20. No person shall enter or remain within the Project while intoxicated or under the influence of liquor or drugs. Landlord shall have the right, but not the duty, to exclude or expel from the Project any person who, in the absolute discretion of Landlord, is under the influence of liquor or drugs.

21. Tenant agrees to comply with all such Rules and Regulations. Should Tenant not abide by these Rules and Regulations, Landlord or any "Operator," "Association" or "Declarant" under any Restrictions may serve a three (3) day notice to correct the deficiencies. If Tenant has not corrected the deficiencies by the end of the notice period, Tenant will be in default of the Lease, and Landlord and/or its designee shall have the right, without further notice, to cure the violation at Tenant's expense.

22. Landlord reserves the right to amend or supplement the foregoing Rules and Regulations and to adopt and promulgate additional rules and regulations applicable to the Premises. Notice of such rules and regulations and amendments and supplements thereto, if any, shall be given to the Tenant.

23. Neither Landlord nor Landlord's Agents or any other person or entity shall be responsible to Tenant or to any other person for the ignorance or violation of these Rules and Regulations by any other tenant or other person. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition precedent, waivable only by Landlord, to Tenant's occupancy of the Premises.

                                    EXHIBIT J

                               APPROVED EQUIPMENT

                                See attached page

                                    EXHIBIT K

                            CONFIDENTIALITY AGREEMENT

               VISITOR SIGN IN SHEET AND CONFIDENTIALITY AGREEMENT

Welcome to Somera Communications, Inc. Amberpoint warehouse, distribution and testing facility. We hope you enjoy your visit. There are two conditions that are prerequisites to your visit at Somera. First, we strive to have a safe environment for all visitors and employees. Please observe all safety regulations and guidelines. Second, while at Somera you may be given, or may have access to certain confidential and proprietary information of Somera. By signing the registry below you agree that you shall use reasonable efforts to keep strictly confidential any and all information disclosed to you by Somera as being confidential, and such information shall not, without the written consent of Somera, be used for any purpose outside of your relationship with Somera or disclosed to any third party other than such party's officers, directors, employees, partners, professional advisors, lenders, prospective purchasers of the facility, and business associates. In no event shall any information be confidential if such information (i) now or hereafter through no act or failure to act on the part of the party receiving such information becomes generally known or available to the public, (ii) was known to the party receiving such information at the time or receipt and was acquired by such party without restriction as to use or disclosure, (iii) is independently developed by the party receiving such information, or (iv) is hereafter furnished to the party receiving such information on a non-confidential basis by a third party which has no duty to keep such information confidential. Notwithstanding anything herein to the contrary, the party receiving any confidential information may disclose or produce such confidential information pursuant to valid legal process without the consent of Somera; provided however, that in the event such party receiving the information shall use commercially reasonable efforts to provide Somera with prompt written notice so that Somera may seek a protective order or other appropriate remedy.

Date          Visitor           Company          To See         Time In/Out
----          -------           -------          ------         -----------

__________    _____________     ____________     ___________    ________________

                                                           AmberPoint at Coppell
                                                                      Building 1
                                              301 S. Northpoint Drive, Suite 100
                                                            Coppell, Texas 75019
                                                             210,563 square feet

                                 LEASE AGREEMENT

STATE OF TEXAS

COUNTY OF DALLAS

     This Lease Agreement (this "Lease") is made as of the 2ND day of DECEMBER, 2002, by and between AmberPoint at Coppell, L.L.C., a Delaware limited liability company, hereinafter referred to as "Landlord", and Somera Communications, Inc., a Delaware corporation, hereinafter referred to as "Tenant".

1. Premises and Term. In consideration of the obligation of Tenant to pay rent as herein provided, and in consideration of the other terms, provisions and covenants hereof, Landlord hereby demises and leases to Tenant, and Tenant hereby takes from Landlord that portion of the building located at 301 S. Northpoint Drive, Coppell, Texas, AmberPoint, Building 1. (the "Building"), known as Suite 100, containing approximately 210,563 square feet, and as shown on Exhibit A attached hereto (the "Premises"), which square footage includes a pro rata share of the Building's electrical and sprinkler room. The Building is situated on the land described in Exhibit B attached hereto (the "Land"), and the Land, the Building and all other structures, improvements, fixtures and appurtenances now or hereafter placed, constructed or included on or appurtenant to the Land is hereinafter called the "Project". The Project is currently known as AmberPoint Business Park at Coppell, Building 1, and is more particularly described on Exhibit C attached hereto.

To have and to hold the same for a term (the "Term") commencing on the date of Substantial Completion of the Tenant Improvements (as defined in Exhibit D), as such date shall be determined pursuant to Exhibit D attached hereto (the "Commencement Date") and ending on March 31, 2010 (the "Termination Date"). Tenant acknowledges that it has inspected the Premises and the Building, and subject to Landlord's obligations under Exhibit D attached hereto and any latent defects reported to Landlord within 180 days after the Commencement Date, accepts the Premises, the Building and common areas in their present condition as suitable for the purpose for which the Premises are leased. Landlord shall cause any latent defects in the Building shell and the Tenant Improvements to be repaired at no cost to Tenant. Taking of possession of the Premises by Tenant for purposes of conducting business after Substantial Competition shall be deemed conclusively to establish that the Premises, the Building and common areas are in good and satisfactory condition on the date possession was taken, subject to latent defects reported to Landlord within 180 days after the Commencement Date and punchlist items to be completed by Landlord in accordance with Exhibit D. Tenant further acknowledges that no representations as to the repair of the Premises, nor promises to alter, remodel or improve the Premises have been made by Landlord, unless such are expressly set forth in this Lease. Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant's business and Tenant hereby waives any other implied warranty that the Premises are suitable for Tenant's intended purposes; provided that the foregoing shall not relieve Landlord from any obligations set forth in this Lease. After the Commencement Date Tenant shall, upon demand, execute and deliver to Landlord an Acceptance of Premises Memorandum in the form of Exhibit E attached hereto.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date first above written.

LANDLORD:                                     TENANT:

AmberPoint at Coppell, L.L.C., a              Somera Communications, Inc., a
Delaware limited liability company            Delaware corporation

By:   Transwestern Property Company           By: /s/ Bill D'Agostino, Jr.
      Southwest, L.P., d/b/a Transwestern         ---------------------------
      Commercial Services, as authorized      Name: Bill D'Agostino, Jr.
      Property Manager for AmberPoint at      Title: Senior Vice President
      Coppell, L.L.C.                                Operations
                                              Date: 12-2-02

      By: /s/ Henry J. Knapek
         --------------------------
      Name: Henry J. Knapek
      Title: Senior Vice President
      Date: 12-3-02

      By: /s/ John M. Fulton
         --------------------------
      Name: John M. Fulton
      Title: Senior Vice President
      Date: 12/03/02